UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WERNER ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Post Office Box 45308
Omaha, Nebraska 68145-0308

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 14, 2013

Dear Stockholders:
Notice is hereby given that the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Werner Enterprises, Inc., a Nebraska corporation (the “Company”), will be held at the Embassy Suites Omaha-La Vista Hotel & Conference Center, 12520 Westport Parkway, La Vista, Nebraska, on Tuesday, May 14, 2013, at 10:00 a.m. local Central Daylight time. This meeting will be held for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To elect two Class I directors to each serve for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.	To approve the Company's amended and restated equity plan, including the material terms of the performance goals under such plan.

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Only stockholders of record at the close of business on March 25, 2013, will be entitled to receive notice of and to vote at the 2013 Annual Meeting or any adjournment thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2013: This Notice of Annual Meeting of Stockholders is not a form for voting and presents only an overview of the more complete enclosed proxy materials comprised of the Company’s (i) 2013 Proxy Statement (including a proxy for voting) relating to the 2013 Annual Meeting and (ii) Annual Report to Stockholders for the year ended December 31, 2012 (containing our Annual Report on Form 10-K for 2012 filed with the U.S. Securities and Exchange Commission on February 25, 2013). Copies of the proxy materials are available, without charge, on the Company’s website (http://www.werner.com under the “Investors” link) or by contacting the Corporate Secretary by telephone at (800) 228-2240 or e-mail at invrelations@werner.com. The enclosed proxy materials contain important information about the Company and 2013 Annual Meeting, and you are encouraged to review these documents before voting.
All stockholders are cordially invited and encouraged to attend the 2013 Annual Meeting in person. However, regardless of whether you attend the meeting, we request that you vote and submit your proxy as promptly as possible in order to ensure the presence of a quorum and that your shares will be voted in accordance with your wishes. Voting instructions are enclosed and provided in the Proxy Statement for your convenience. If you attend the 2013 Annual Meeting, you may either (i) vote by proxy beforehand and forego voting at the Annual Meeting or (ii) revoke your proxy and cast your vote in person. If you hold your shares through a brokerage firm, bank or other nominee, follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors,

James L. Johnson
Omaha, Nebraska	Executive Vice President, Chief Accounting Officer
April 11, 2013	& Corporate Secretary

i

WERNER ENTERPRISES, INC.
Post Office Box 45308
Omaha, Nebraska 68145-0308
________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2013
________________________

INTRODUCTION

We are sending you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the “Board”) for the 2013 Annual Meeting of Stockholders of Werner Enterprises, Inc. The 2013 Annual Meeting will be held for the purposes set forth in the Notice of Annual Meeting of Stockholders on the cover page of this Proxy Statement. We are mailing the Proxy Statement, proxy and our Annual Report to Stockholders for the year ended December 31, 2012 (the “2012 Annual Report”) on or about April 11, 2013.

In this Proxy Statement, we also use the following terms and abbreviations:

•	We refer to Werner Enterprises, Inc. as the “Company,” “we,” “our” or “us.”

•	The 2013 Annual Meeting of Stockholders is referred to as the “Annual Meeting” or “2013 Annual Meeting.”

•	References to “2012” and “for the year ended December 31, 2012” mean the Company’s fiscal year for the period beginning January 1, 2012 and ending December 31, 2012.

•	The term “executive officers” means those executives listed in the Executive Officer Information section of this Proxy Statement and on our website.

•	“Named Executive Officers” means the five executive officers identified in the Compensation Discussion and Analysis section of this Proxy Statement.

•	The term “Proxy Materials” means and consists of this Proxy Statement, the proxy relating to the 2013 Annual Meeting and the 2012 Annual Report.

•
We also refer to our “website,” which means the Internet website available at http://www.werner.com under the “Investors” link, as provided in the Internet Website and Availability of Materials section of this Proxy Statement.

This Proxy Statement and our 2012 Annual Report are available on our website. In these Proxy Materials, we refer to certain reports and forms that we have filed with the U.S. Securities and Exchange Commission (the “SEC”). All of our SEC filings are available on our website, as well as the SEC website at www.sec.gov. You may also request copies of our SEC filings and Proxy Materials from our Corporate Secretary at the contact information provided in the Contacting the Corporate Secretary and Executive Offices section of this Proxy Statement.

ANNUAL MEETING INFORMATION

The 2013 Annual Meeting of Stockholders will be held at 10:00 a.m. local Central Daylight time on Tuesday, May 14, 2013, at the Embassy Suites Omaha-La Vista Hotel & Conference Center, and at any adjournment(s) thereof. The Embassy Suites Omaha-La Vista Hotel & Conference Center is located at 12520 Westport Parkway in La Vista, Nebraska, which is situated near U.S. Interstate 80 and the Giles Road exit (Exit 442) in La Vista’s Southport development. Should you require additional directions to attend the meeting and vote in person, you may contact our Corporate Secretary at the contact information provided in the Contacting the Corporate Secretary and Executive Offices section. At the meeting, members of our management team will discuss our results of operations and business plans. Members of our Board of Directors are also expected to be present to answer your questions.

VOTING INFORMATION AND INSTRUCTIONS

Record Date. The record date for the Annual Meeting is March 25, 2013. On the record date, 73,270,249 shares of common stock ($0.01 par value) were outstanding. At the Annual Meeting, each stockholder will be entitled to one vote (in person or by proxy) per share that is owned of record at the close of business on March 25, 2013. Each share has one vote on each matter. Our stock transfer books will not be closed. On March 25, 2013, the closing market price of our common stock as reported on the NASDAQ Global Select MarketSM was $24.16 per share.

Quorum. For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Both abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained. “Broker non-votes” are shares held by a brokerage firm, bank or other nominee (collectively, a “broker”) that are represented by proxy at the Annual Meeting, but the broker has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power for certain matters.

Stockholders Eligible to Vote. Only stockholders of record as of the close of business on the record date are entitled to notice of, attend and vote at the Annual Meeting. Shares that may be voted at the Annual Meeting include shares that are held by (i) “registered stockholders” and (ii) “beneficial owners.”

(i)
If your shares are registered directly in your name with our transfer agent (Wells Fargo Bank Minnesota, N.A.), you are considered a “registered stockholder” and the stockholder of record with respect to those shares.

(ii)
Most stockholders hold their shares through a broker, rather than holding shares registered directly in the stockholder’s name. In that case, you are considered a “beneficial owner” of shares held in street name.

Stockholder Voting Methods. Your type of stock ownership determines the method by which you may vote your shares.

Registered Stockholders. If you are a registered stockholder, you may vote your shares by mail using the enclosed proxy and postage-paid return envelope and by following the instructions appearing on the proxy. As a registered stockholder, you may also vote your shares in person at the Annual Meeting by notifying and obtaining a ballot from the Corporate Secretary prior to the occurrence of any votes.

Beneficial Owners. If you are a beneficial owner, you have the right to instruct your broker how to vote the shares held in your account. Your broker will inform you as to how your shares may be voted by proxy, including whether Internet or telephonic voting options are available. As a beneficial owner of shares, you may not vote in person at the Annual Meeting unless you obtain from your broker a legal proxy that gives you the right to vote the shares.

Regardless of your type of stock ownership, your right to vote in person at the Annual Meeting is not affected by signing and returning the proxy by mail (as generally done by registered stockholders) or by submitting your proxy pursuant to your broker’s instructions (as done by beneficial owners, commonly by the Internet or telephone).

Voting Your Proxy and Designated Proxy Holders. When a proxy is executed and returned (and not revoked) prior to the Annual Meeting, the proxy will be voted according to the instructions you made when granting the proxy. Unless you specify otherwise or if no choice is indicated on your proxy, all shares of our common stock represented by the proxy will be voted:

(i)	FOR the election of ALL nominees for Class I director (Proposal 1);

(ii)	FOR the approval of the Company's amended and restated equity plan, including the material terms of the performance goals under such plan (Proposal 2);

(iii)	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013 (Proposal 3); and

(iv)	In accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting or any adjournment thereof. See Other Matters in this Proxy Statement.

For purposes of the 2013 Annual Meeting, Clarence L. (“C.L.”) Werner and Gary Werner will act as the appointed and authorized “Designated Proxy Holders.” Your executed proxy appoints each of the Designated Proxy Holders as your duly authorized attorney-in-fact and gives the Designated Proxy Holders the power to represent and vote at the Annual Meeting all shares of our outstanding common stock that you are entitled to vote. The Designated Proxy Holders will vote your shares as instructed by you on your proxy. If you do not provide voting instructions on the proposals discussed in this Proxy Statement, or for any other matters properly presented at the Annual Meeting, your proxy also gives the Designated Proxy Holders the discretionary authority to vote your shares represented thereby as noted in this Proxy Statement and in accordance with their best judgment.

Revoking Your Proxy. Any stockholder who delivers an executed proxy has the right to revoke the proxy at any time prior to the call to vote at the Annual Meeting. You may revoke your proxy before the Annual Meeting by (i) delivering a written and executed notice of revocation of the proxy to the Corporate Secretary at our executive offices prior to the Annual Meeting or (ii) executing and delivering a subsequent proxy (dated later than the previously submitted proxy) before the Annual Meeting. Alternatively, you may revoke your proxy by attending the Annual Meeting, informing the Corporate Secretary of your proxy revocation and voting in person. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Cumulative Voting in Director Elections. With respect to the election of directors, Company stockholders (or their proxy holder, if one is appointed) have cumulative voting rights under the laws of the State of Nebraska. This means that you (or your proxy holder) may: (i) vote your shares for as many directors as are to be elected; (ii) cumulate your shares and give one director nominee an amount of votes equal to the total number of directors to be elected multiplied by the total number of your shares; or (iii) distribute an amount of votes calculated as described in section (ii) among as many director nominees as you desire. If you wish to vote cumulatively, you must vote in person or give your specific cumulative voting instructions to the selected proxy, and your instructions must indicate the number of votes represented by your shares that are to be cast for one or more of the director nominees. The solicitation of proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes. You may withhold authority to vote for any nominee(s) by striking through the name(s) of such nominee(s) on the accompanying proxy.

Votes Required for Proposals and Voting Process. If you are a beneficial owner, certain exchange rules govern how brokers can vote your shares. If your broker does not receive voting instructions from you, the broker may generally vote your shares on certain routine matters but cannot vote your shares on the election of directors, corporate governance proposals and other non-routine matters; these broker non-votes will not be treated as votes cast at the Annual Meeting on non-routine matters. With respect to the proposals described in this Proxy Statement to be voted on at the 2013 Annual Meeting, the election of directors (“Proposal 1”) and the approval of the Company's amended and restated equity plan ("Proposal 2") constitute non-routine matters. The ratification of the appointment of our independent registered public accounting firm (“Proposal 3”) is considered a routine matter.

The following votes are required for the three proposals discussed in this Proxy Statement to be voted on at the Annual Meeting, assuming the presence of a quorum:

Proposal 1. Directors are elected when they receive a plurality of affirmative votes cast by holders of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. This means the two nominees receiving the highest number of votes at the Annual Meeting, after taking into account any cumulative voting, will be elected to the Board. Abstentions and broker non-votes will not impact the election of directors.

Proposal 2. The approval of the Company's amended and restated equity plan, including the material terms of the performance goals under such plan, requires the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as votes cast and will have the same effect as a vote against the resolution. Broker non-votes will not be counted as votes cast and will have no effect on the outcome of such vote.

Proposal 3. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon. Abstentions will be counted as votes cast and will have the same effect as a vote against the matter. Broker non-votes will also be counted as votes cast; however, because brokers may vote on this routine matter, no broker non-votes are expected in connection with this Proposal 3.

Voting Results. Our Corporate Secretary has been appointed by the Board to serve as the inspector of election for the Annual Meeting. Proxies and ballots will be received and tabulated by the inspector of election. Preliminary voting results will be announced at the Annual Meeting, and the inspector of election will then calculate final voting results. We will disclose the Annual Meeting voting results on a Current Report on Form 8-K filed with the SEC in accordance with SEC rules.

Stockholder Privacy. As a matter of Company policy, we keep all proxies, ballots and voting tabulations that identify individual stockholders private and confidential. Such documents are available for examination only by the inspector of election and certain Company representatives who assist with processing proxies and tabulating the vote. Stockholder votes are not otherwise disclosed within the Company, to members of our Board or to third parties, except as may be necessary to meet legal requirements.

EXPENSES OF SOLICITATION

We will bear all costs of this proxy solicitation, including expenses for the preparation, printing, assembly and mailing of materials. Some of our directors, officers and employees may also solicit proxies in person or by the Internet, telephone or other electronic communications, and they will not receive any additional compensation for making such solicitations. We will also reimburse brokerage firms and other custodians and fiduciaries for all reasonable expenses incurred for forwarding Proxy Materials to beneficial owners of our stock in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy will help to avoid additional expense.

OTHER MATTERS

On the date of mailing this Proxy Statement, the Board of Directors knows of no other matters to be brought before stockholders at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly presented at the meeting, your signed proxy authorizes the Designated Proxy Holders to vote the shares represented thereby in their discretion and according to their best judgment.

Assuming the presence of a quorum, all other matters that properly come before the Annual Meeting will each require the affirmative vote of a majority of the outstanding shares of our common stock, present or represented by proxy, at the Annual Meeting and entitled to vote thereon.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Articles of Incorporation provide that the Board may be divided into two or three separate classes of directors. Each class must consist of not less than two, nor more than five, directors, and the classes should be nearly equal in number as possible. Our By-Laws provide for eight directors, divided into three classes (Class I, II and III), and each class should have the same number of directors to the extent possible. Directors hold office for a term of three years and until a successor is elected and qualified. Each term expires at the third succeeding annual meeting of stockholders after the respective director’s election. The terms of office for each class of current directors expire at the annual meeting of stockholders in the following years: Class I, 2013; Class II, 2014; and Class III, 2015.

DIRECTOR NOMINEES

You will be asked to elect two directors in Class I to each serve for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until his respective successor is elected and qualified. The two current Class I directors whose terms will expire at the 2013 Annual Meeting are:

Kenneth M. Bird, Ed.D.	Dwaine J. Peetz, Jr., M.D.
Dr. Bird and Dr. Peetz have been nominated for re-election at the 2013 Annual Meeting for terms expiring at the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The individual qualifications, skills and experience of the nominees for director are discussed in their respective biographies in the following Director Information section.

Each of the nominees designated in this Proxy Statement has indicated his intention to serve as a director if elected, and the Board does not know of any reason why any nominee will be unavailable for election. In the event any nominee becomes unwilling or unable to serve as a director, the shares represented by your accompanying proxy will be voted for any substitute nominee designated by the Board, unless you expressly withhold (whether on your proxy or in person at the Annual Meeting) authority to vote your shares for the unavailable nominee or substitute nominee. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

DIRECTOR INFORMATION

Identified in the table below are the director nominees and the directors whose terms will continue after the 2013 Annual Meeting, all of whom are current members of our Board. Certain information provided to us by our directors regarding their qualifications, skills and experience is also set forth in the biographies following the table. Family relationships between any directors and executive officers are noted in the relevant biographies. None of the corporations or other organizations referenced in the biographies is a parent, subsidiary or affiliate of the Company.

MEMBERS OF THE BOARD OF DIRECTORS
Name	Principal Occupation	Term Ends	Class
Clarence L. Werner	Chairman Emeritus of Werner Enterprises, Inc.	2015	III
Gary L. Werner	Chairman of Werner Enterprises, Inc.	2014	II
Gregory L. Werner	Vice Chairman & Chief Executive Officer of Werner Enterprises, Inc.	2014	II
Kenneth M. Bird, Ed.D.	President & Chief Executive Officer of the Avenue Scholars Foundation	2013	I
Patrick J. Jung	Chief Operating Officer of Surdell & Partners LLC	2015	III
Dwaine J. Peetz, Jr., M.D.	Former Thoracic Surgeon; Former Clinical Assistant Professor of Surgery at Creighton University School of Medicine and University of Nebraska Medical Center	2013	I
Duane K. Sather	Former President of Sather Trucking Corporation and Former Chairman of Sathers Inc.	2015	III
Michael L. Steinbach	Owner of Steinbach Farms & Equipment Sales and Steinbach Truck & Trailer	2014	II

CLARENCE L. WERNER, 75, operated Werner Enterprises as a sole proprietorship from 1956 until the incorporation of Werner Enterprises, Inc. in September 1982. He has been a Company director since that time and served as President until 1984. He also served as our Chief Executive Officer from 1984 until February 2007. Mr. Werner was our Chairman from 1984 until he resigned as Chairman and was named to his present position as Chairman Emeritus in May 2011. As our founder, Mr. Werner has been actively involved in the Company’s business and operations since its inception over 50 years ago. As a result of these professional experiences, Mr. Werner brings to the Board a unique understanding of our business and operations attributed to his long-standing commitment to, management of and involvement with the Company for more than 50 years, as well as his significant and extensive knowledge of the transportation industry. Mr. Werner is the father of brothers Gary Werner and Greg Werner.

GARY L. WERNER, 55, has been a director of the Company since its incorporation. Mr. Werner was General Manager of Werner Enterprises, Inc. and its predecessor from 1980 to 1982. He also served as Vice President from 1982 until 1984, when he was named our President & Chief Operating Officer. Mr. Werner was then named Vice Chairman in 1991 and held such position until being named Chairman in May 2011. He has served as our Chairman since that time. From 1993 to April 1997, Mr. Werner also reassumed the duties of President. Mr. Werner also serves on the advisory board of the Eppley Cancer Center of the University of Nebraska Medical Center. Mr. Werner has a depth of professional experience acquired during his long-term service with the Company, and his extensive comprehension of our business derived from such experience provides a valuable perspective on the Company’s operations and industry. Mr. Werner is a son of C.L. Werner and a brother of Greg Werner.

GREGORY L. WERNER, 53, was elected as a director of the Company in 1994. He served as our Treasurer from 1982 to 1986, became Vice President in 1984, and was promoted to Executive Vice President in 1996. Mr. Werner has also directed revenue equipment maintenance for Werner Enterprises, Inc. and its predecessor since 1981 and became responsible for our management information systems in 1993. Mr. Werner served as our President from April 1997 until May 2011 and as our Chief Operating Officer from 1999 to 2007. Mr. Werner was named our Chief Executive Officer in February 2007, a position he continues to hold, and he became our current Vice Chairman in May 2011. Mr. Werner possesses significant knowledge and a thorough understanding of our business operations and industry, which is attributed to his long-term professional experience with the Company. Because of his position as our Vice Chairman & Chief Executive Officer, Mr. Werner also provides the Board with an important insider perspective and management’s point-of-view about various aspects of our business operations and strategies. Mr. Werner is a son of C.L. Werner and a brother of Gary Werner.

KENNETH M. BIRD, ED.D., 65, was appointed by our Board of Directors in 2002 to fill a vacant directorship position and was subsequently elected by the stockholders. Dr. Bird is currently the President & Chief Executive Officer of the Avenue Scholars Foundation, a nonprofit entity that serves youth education in Omaha, Nebraska. Dr. Bird previously served as Superintendent of Westside Community Schools in Omaha, Nebraska from 1992 until May 2008, and he also held various administrative positions with Westside Community Schools since 1981. Prior to 1981, he was employed by the Nebraska Department of Education and as a special education teacher at Westside Community School. Dr. Bird’s broad range of board experience is also considerable and extensive. He is active in local, state and national professional organizations as a member of various advisory councils, committees and task forces. Dr. Bird serves as a director or trustee on a number of civic boards, and he has been the recipient of several professional, leadership and community service awards. He possesses significant overall board experience, administrative competence, executive and financial experience and proven leadership skills that enhance our Board’s diversity and discussions. As a result of these professional and other experiences, Dr. Bird brings to the Board a broad perspective of our community and an appreciation of corporate governance principles that contribute to the collective qualifications, skills and experience of our Board of Directors.

PATRICK J. JUNG, 65, was elected as a Company director in 2003. He serves as the Chief Operating Officer of Surdell & Partners LLC, an advertising company in Omaha, Nebraska. Prior to his position with Surdell & Partners LLC, Mr. Jung was a practicing certified public accountant with KPMG LLP for 30 years, 20 years of which he served as an audit partner. He was also the audit engagement partner on the Company’s annual audit for the year ended December 31, 1999 prior to his retirement from KPMG LLP in 2000. Mr. Jung is a member of the Board of Managers of Burlington Capital Group LLC, which acts as the Board of Managers of America First Tax Exempt Investors, L.P., a publicly traded company, and serves on its audit and governance committees. Located in Omaha, Nebraska, Burlington Capital Group LLC’s business involves real estate, money management and emerging markets. Mr. Jung is a director and officer of the Omaha Zoological Society and also works with several civic boards and organizations. Mr. Jung has significant knowledge and experience in financial management, accounting processes and corporate governance that is derived from his professional and other experiences. He brings to our Board substantial accounting and financial expertise and sophistication, exceptional administrative proficiency, overall board experience and comprehension of our business operations and industry that contribute to the Board’s collective qualifications, skills and experience. Mr. Jung also qualifies as an audit committee financial expert and serves as Chair of both our Audit Committee and Compensation Committee.

DWAINE J. PEETZ, JR., M.D., 62, was appointed by our Board of Directors in May 2011 to fill a vacant directorship position and was elected by the stockholders at the 2012 Annual Meeting. Dr. Peetz is a thoracic surgeon from Omaha, Nebraska and retired from practice in 2011. He was formerly the Assistant Clinical Professor of Surgery at the Creighton University School of Medicine and the Clinical Assistant Professor of Surgery at the University of Nebraska Medical Center, both of which are nationally recognized and accredited medical schools located in Omaha, Nebraska. Dr. Peetz graduated from the Creighton University School of Medicine, completed his residency in thoracic surgery at the University of Michigan in Ann Arbor, Michigan and became certified by the American Board of Surgery in 1981 and American Board of Thoracic Surgery in 1983. During his distinguished career, Dr. Peetz acquired comprehensive leadership, board and administrative experience. He has been active in various professional organizations, served as the chairman and a member of several affiliated hospital committees and authored numerous medical publications and abstracts. From 1991 to 1999, he was also the chairman of the department of surgery for the Alegent Health Bergan Mercy Medical Center in Omaha, Nebraska. Because of these professional experiences, Dr. Peetz brings to the Board an important and unique point of view regarding organizational and operational management issues, business administration and financial knowledge, public health and safety expertise and valuable management insight. His sophisticated professional perspective and overall administrative adeptness are beneficial and contribute to the collective qualifications, skills and experience of our Board of Directors.

DUANE K. SATHER, 68, was elected as a Company director in 2006. Mr. Sather’s extensive knowledge and experience in our industry is partially attributable to his service as President of Sather Trucking Corporation from 1972 to 1996. From 1988 to 1996, he also served as Chairman of Sathers Inc., a wholesale candy manufacturer and distributor. Sather Trucking Corporation and Sathers Inc. were sold to Favorite Brands International, Inc. in 1996. Mr. Sather is an investor and currently serves as a director of privately held companies that construct and operate ethanol plants in the Midwest. During his tenure with Sather Trucking Corporation and Sathers Inc., Mr. Sather gained a wide range of knowledge about the trucking industry, including managing a large workforce, overseeing a large business operation, marketing and logistics. Mr. Sather brings to the Board his diverse business and executive experience and comprehensive industry knowledge. This invaluable industry insight contributes to our Board’s collective qualifications, skills and experience.

MICHAEL L. STEINBACH, 58, was elected as a director of the Company in 2002. He has been the sole owner of Steinbach Farms & Equipment Sales since 1973. Steinbach Farms & Equipment Sales buys and sells farmland and equipment and is located in Valley, Nebraska. Mr. Steinbach has also been the sole owner of Steinbach Truck & Trailer, a semi-tractor and trailer dealership located in Valley, Nebraska, since 1997. He also farms or custom farms approximately six thousand acres of farmland. Mr. Steinbach possesses an extensive understanding of the semi-tractor and trailer industry acquired from his experience in the equipment sales business. His depth of knowledge of our primary equipment (semi-tractors and trailers) is a valuable resource to the Company as we assess the age, productivity and other characteristics of our tractor and trailer fleet. This knowledge, coupled with Mr. Steinbach’s related comprehension of the truckload transportation industry and successful personal business experience, contribute to our Board’s collective qualifications, skills and experience.

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 1

The Board of Directors unanimously recommends that stockholders vote FOR the election of each director nominee. The Designated Proxy Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the election of all director nominees.

CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE DETERMINATIONS

The Board has affirmatively determined that all members of our Board of Directors are independent pursuant to SEC rules and the listing standards adopted by NASDAQ, except for C.L. Werner, Gary Werner and Greg Werner. The Board has also determined that each member of the three Board committees satisfies the applicable independence requirements of NASDAQ and the SEC.

Our Nominating and Corporate Governance Committee reviewed the (i) legal and regulatory standards for assessing Board and Board committee independence, (ii) criteria for determining a director’s “audit committee financial expert,” “non-employee director” and “outside director” status and (iii) responses to annual and biannual questionnaires completed by our directors. After completing its review, the Nominating and Corporate Governance Committee submitted its independence recommendations to our Board. Our Board then made its independence determinations based on the committee’s recommendations and after considering the information available to the committee.

ROLE AND LEADERSHIP OF THE BOARD OF DIRECTORS

One of the primary roles of the Board of Directors is to oversee our senior management in the competent and ethical operation of our business and to ensure that our stockholders’ interests are being properly served. To achieve these objectives, the Board establishes and maintains high standards of responsibility and ethics that, when consistently applied and followed, contribute to our business’s overall success.

The Chairman presides over each Board meeting and is actively involved in determining agendas for Board meetings and serving as a liaison between our Board and management. The Board elects our Chairman each year at its annual meeting. Gary Werner serves as our Chairman, and Greg Werner serves as our Vice Chairman & Chief Executive

Officer (“CEO”). Each individual was elected by our Board at its 2012 annual meeting to serve in his current position for a one-year term or until his respective successor is duly elected and qualified, pursuant to Section 2 of Article III of our By-Laws.

The positions of Chairman and CEO are held by two individuals instead of the same person. Although Gary Werner and Greg Werner are not independent directors, we believe our current leadership structure is effective for us. This configuration demonstrates to our stockholders, employees and customers that our primary leadership roles are served by two qualified people who each have an extensive depth of knowledge about the Company’s business and industry, share a long-standing dedication to and significant ownership interest in the Company and are equally committed to our development and success.

Our independent directors regularly meet in “executive sessions,” which are meetings conducted without the presence of management. These executive sessions are typically conducted after each quarterly Audit Committee meeting and may also be held when deemed appropriate by the independent directors. Our Audit Committee is comprised solely of all of our independent directors, each of whom typically attends each Audit Committee meeting. Our independent directors do not formally select a lead independent director to preside over their executive sessions. Rather, Mr. Jung, Chair of the Audit Committee, presides over the executive sessions of the independent directors, and he also acts as a liaison between the independent directors, management and the full Board. Further information regarding the 2012 executive sessions is provided under the Committees of the Board of Directors section.

We believe that separating the Chairman and CEO positions, having the majority of our Board and each Board committee comprised of independent directors (who meet regularly in executive sessions) and having independent directors serve as Chairs of our Board committees provides an effective and strong leadership structure for the Company. Our Board has the flexibility to continue or modify our leadership structure in the future, as the Board deems appropriate or necessary.

BOARD OVERSIGHT OF RISK MANAGEMENT

Company management is responsible for risk assessment and mitigation on a Company-wide basis, and our Board oversees and reviews these risk management efforts overall. Our Board believes that risk oversight fundamentally includes understanding the material risks we confront and how management responds to such risks, as well as a comprehension of what risk levels are appropriate for us. Typically, management identifies and measures various risks facing the Company and analyzes the factors associated with such risks, such as the probability and frequency of occurrence and potential impact on our cash flow, financial results and overall business and operations. Diverse types of risk are identified which are generally competitive, economic, regulatory or technological in nature. Management then develops response plans to address, mitigate and monitor identified risks and also reports and discusses these risks and plans with the Board. In its risk oversight role, our Board regularly evaluates and confers with management about the objectives of and risks involved with each plan. The Board also considers risk when assessing our business strategies and objectives, which is also integral to the Board’s risk management and tolerance evaluations.

While our Board has overall responsibility for risk oversight, each of the other Board committees considers certain risks within its respective area of responsibility. Our Audit Committee has primary oversight responsibility with respect to risks relating to internal controls over financial reporting and contingent liabilities and risks that may be material to the Company. As discussed in the Risk Management Related to Compensation section, our Compensation Committee considers the Company’s risks in determining whether our executive compensation program encourages executive officers to take unreasonable risks relating to our business. Our Nominating and Corporate Governance Committee reviews risks related to legal and regulatory compliance concerning various corporate governance matters. The risk oversight roles of the Board, Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee did not impact our leadership structure because our Board is comprised of a majority, and such Board committees consist entirely, of independent directors.

CORPORATE GOVERNANCE POLICIES AND MATERIALS

The members of our Board of Directors possess a variety of experience, knowledge and judgment, and the diversity of these skills complements our corporate governance structure. Our corporate governance policies are designed to enable effective and thorough decision-making and to allow proper and comprehensive monitoring of the Company’s performance and compliance. These policies are also meant to provide our Board with practical guidelines that are regularly reviewed and can be appropriately revised and updated in response to regulatory developments and evolving business and governance practices. Our fundamental corporate governance principles and practices are set forth in our Code of Corporate Conduct and other policies, each of which is available on our website. Pursuant to SEC rules, we will disclose amendments to or waivers from our Code of Corporate Conduct, as they relate to our CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”), on our website or in a Current Report on Form 8-K filed with the SEC. To date, we have not granted any waivers from our Code of Corporate Conduct to the CEO, CFO or CAO.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through (i) meetings of the Board, (ii) actions taken by written consent in lieu of meetings, (iii) actions of its committees and (iv) discussions with management, the independent auditors and other consultants retained from time to time. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee evaluates each committee’s composition and appoints committee members annually. The Board then approves each committee’s members appointed by the Governance Committee at the Board’s first meeting held thereafter. The Board may also make further changes to committee assignments from time to time as the Board deems appropriate or as advised by the Governance Committee. A majority of full committee membership elects committee Chairs, unless elected by the full Board. Committee members cannot be removed except by a majority vote of independent directors in office at the time. The responsibilities and duties of each committee are discussed below.

Our Board delegates various responsibilities and authority to the committees to foster the effective governance of the Company. Each committee also meets periodically or when appropriate and reports their respective activities and actions to the full Board. The committees operate pursuant to written charters (including any amendments thereto) approved and adopted by the Board. Each committee charter is available on our website (http://www.werner.com under the “Investors” link).

The composition of each Board committee is as follows:

2012 BOARD COMMITTEE MEMBERSHIP
Name	Audit Committee	Compensation Committee	Governance Committee	Board of Directors
Clarence L. Werner				X
Gary L. Werner				X
Gregory L. Werner				X
Kenneth M. Bird, Ed.D.	X	X		X
Patrick J. Jung	Chair	Chair		X
Dwaine J. Peetz, Jr., M.D.	X	X	X	X
Duane K. Sather	X		Chair	X
Michael L. Steinbach	X		X	X
Number of Meetings	4	4	1	4(1)

(1)	Four (4) executive sessions of the independent directors were held in 2012.

ATTENDANCE AT BOARD AND BOARD COMMITTEE MEETINGS AND ANNUAL MEETING

During 2012, each incumbent director attended and participated in at least 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all Board committees on which he served (during the periods that he served). We encourage directors to attend annual meetings of stockholders, although we do not have a formal policy regarding director attendance at these meetings. All of our directors attended our Annual Meeting of Stockholders in May 2012, and we anticipate that most, if not all, of our directors will attend the 2013 Annual Meeting. The number of meetings conducted in 2012 by the Board and each Board committee are provided in the 2012 Board and Board Committee Meetings table above.

AUDIT COMMITTEE

In accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), our Board of Directors established a separately-designated standing Audit Committee to oversee our accounting and financial reporting policies and processes (including our internal control systems) and the quarterly review and annual audit of our financial statements by our independent registered public accounting firm. Such oversight is performed in accordance with the applicable SEC rules and NASDAQ listing standards. As more fully described in its charter, the Audit Committee’s responsibility for overseeing our accounting and financial reporting processes includes but is not limited to:

•	Discussing the annual audit and resulting letter of comments with management;

•	Consulting with the auditors and management regarding the adequacy of internal controls;

•	Reviewing our financial statements prior to their release with management and the independent auditors;

•	Evaluating with management the process used to support the CEO and CFO certifications that accompany our periodic SEC filings;

•	Appointing the independent auditors for the next fiscal year;

•	Reviewing and approving all audit and non-audit services and fees;

•	Overseeing the work of our internal audit department and independent auditors; and

•	Assessing and maintaining procedures for the anonymous submission of complaints concerning accounting and auditing irregularities.

The Audit Committee meets in executive session with our independent auditors and also in a separate executive session with the head of our internal audit department. These meetings are conducted without the presence of our management and occur at each quarterly Audit Committee meeting. In 2012, as Audit Committee Chair, Mr. Jung also participated in three meetings with management and the independent auditors for the purpose of reviewing the Company’s financial results prior to the issuance of our quarterly earnings press releases.

Audit Committee Independence and Financial Expert. Our Board of Directors has determined that each Audit Committee member (i) meets the independence criteria prescribed by Rule 10A-3(b)(1) and Section 10A(m)(3) of the Exchange Act; (ii) is independent under the NASDAQ listing standards and (iii) has sufficient knowledge and sophistication in financial and auditing matters under the NASDAQ rules. The Board also designated Mr. Jung as an “audit committee financial expert” as defined under the SEC rules upon determining that Mr. Jung possesses the requisite qualifications and experience.

Please refer to the Report of the Audit Committee section for the 2012 report.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for determining and approving the compensation of our Chairman and our Vice Chairman & CEO. The Compensation Committee also approves the compensation of all other executive officers after considering the recommendations of our Vice Chairman & CEO (who also seeks and considers input from the Chairman Emeritus and the Chairman). (Although we do not classify Chairman Emeritus as an executive officer position, the Compensation Committee also determines and approves the compensation for our current Chairman Emeritus because of C.L. Werner’s previous long-standing service as an executive officer of the Company.) Prior to making any such compensation determinations, the committee performs an annual review of all compensation elements for our executive officers and Chairman Emeritus, including but not limited to base salary, cash bonuses and stock awards. Our Compensation Committee is tasked with evaluating and approving our overall executive compensation strategy and elements to ensure such components align with our business objectives, stockholder interests and responsible corporate practices and culture. Additionally, the Compensation Committee is responsible for recommending to the Board the compensation policies for our independent directors and overall Board members. The Compensation Committee has responsibility for oversight of and determining awards of equity compensation pursuant to the Werner Enterprises, Inc. Equity Plan (the “Equity Plan”).

As explained in more detail under Compensation Determination Process within the Compensation Discussion and Analysis section, the Compensation Committee delegated to our Vice Chairman & CEO certain authority that allows him to modify the base salaries of executive officers within ranges established by the Compensation Committee. The

Compensation Committee annually reviews and approves any such base salary changes at its year-end meeting. The Compensation Committee also reviews and determines the compensation of the Chairman Emeritus, Chairman and Vice Chairman & CEO independent of each such officer’s participation or consultation. These tasks were performed by the Compensation Committee in 2012.

During 2012, the Compensation Committee retained the firm of Pay Governance LLC (“Pay Governance”) as its compensation consultant to assist with the continued development and evaluation of compensation policies and with the Compensation Committee’s determinations of compensation awards. The Compensation Committee engaged Pay Governance to provide independent and unbiased external advice and expertise regarding executive compensation and to provide a competitive market pay analysis for our Named Executive Officers. This analysis compared the base salary, annual cash bonus and long-term incentive components of compensation to peer groups. In 2012, other than for work completed for the Compensation Committee, Pay Governance did not provide any services to us, our management or any of our affiliates. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance's work for the Compensation Committee does not raise any conflict of interest.

The Report of the Compensation Committee section contains the 2012 report. For more information about the Compensation Committee’s activities and the retention of Pay Governance in 2012, refer to the Compensation Discussion and Analysis, Role of the Compensation Consultant and Report of the Compensation Committee sections of this Proxy Statement. The Compensation Committee’s functions are also described in its charter.

Compensation Committee Independence. Our Board of Directors has determined that all current Compensation Committee members satisfy the applicable SEC and NASDAQ independence requirements. Each Compensation Committee member is also (i) a “non-employee director” as defined by Rule 16b-3 under the Exchange Act and (ii) an “outside director” as defined in Section 162(m) of the Internal Revenue Code and U.S. Treasury Regulation Section 1.162-27.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee was an officer or employee of the Company at any time during 2012 or on the date of this Proxy Statement. In 2012, no member of the Compensation Committee had any relationships or transactions with the Company that would require disclosure as a “related person transaction” under the SEC rules and regulations and in the Proxy Statement section entitled Transactions with Related Persons. During 2012, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board of Directors or Compensation Committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our Governance Committee is comprised only of directors whom the Board has determined satisfy the applicable SEC and NASDAQ independence requirements. The Governance Committee is responsible for the director nomination process. These duties include assisting the Board in identifying, evaluating and recruiting qualified potential candidates for election to the Board. The Governance Committee recommends for the Board’s approval the director nominees for any election of directors. This process is described further in the Director Nomination Process section.

The Governance Committee is also responsible for various corporate governance matters, including the development and oversight of our corporate governance policies, compliance practices and ethical standards of conduct for our directors, officers and employees. The committee makes recommendations to the Board regarding our corporate governance processes and reviews our Code of Corporate Conduct. The Governance Committee also monitors the effectiveness, and advises on the composition, structure and size, of our Board and Board committees. It also annually assists our Board with its independence and expertise determinations. The Governance Committee has oversight of the administration of our policies regarding “related person transactions” (as discussed under the Transactions with Related Persons section herein), and the committee reviews and approves or disapproves any such transaction when such approval is required by SEC and NASDAQ rules and regulations. A more complete description of the Governance Committee’s functions is provided in its charter.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors established a process by which stockholders and other parties may communicate directly with members of the Board and/or the independent directors as a group. This process is described in our Stockholder Communications Procedure for Communicating with the Board of Directors, which is included on our website. You may direct any matter intended for the Board and/or independent directors by writing to the intended recipients in care of our Corporate Secretary at our executive offices. Generally, the Corporate Secretary will forward any received correspondence according to the stockholder’s instructions. The Corporate Secretary, however, reserves the right not to forward any abusive, threatening or otherwise inappropriate materials. A majority of our independent directors approved the process for collecting stockholder communications received by our Corporate Secretary on the Board’s behalf.

DIRECTOR NOMINATION PROCESS

Generally, the Governance Committee considers director candidates recommended by Board members, management and stockholders. Nominees for the Board of Directors are then selected by the Governance Committee according to the process summarized below and described in our current Nominating and Corporate Governance Committee Directorship Guidelines and Selection Policy (the “Directorship Guidelines Policy”) and Policy Regarding Director Recommendations by Stockholders (the “Stockholder Recommendation Policy”). Both policies are available free of charge on our website. Stockholders may also request a copy of these policies by contacting our Corporate Secretary at our executive office address or telephone number provided in this Proxy Statement. Each policy was approved by the Board of Directors and is administered by the Governance Committee. The Governance Committee evaluates the policies regularly and may update and revise the policies from time to time, subject to Board approval, when appropriate and as applicable legal or listing standards change.

Stockholder Recommendations for Director Candidates. With respect to director candidates identified by stockholders, the Stockholder Recommendation Policy applies. In accordance with the Stockholder Recommendation Policy, the Governance Committee will consider candidates proposed by only “qualified stockholders.” A “qualified stockholder” is an individual stockholder or group of stockholders that has beneficially owned at least 2% of our issued and outstanding common stock for at least one year (and will hold such percentage of stock through the date of the annual meeting, and if the recommended candidate is elected, through his or her term of service). Such stock ownership is determined as of the date the stockholder recommendation is submitted. You must submit stockholder director candidate recommendations in a written proposal, and each proposal must include all information required and requested by the Stockholder Recommendation Policy.

In order for a stockholder’s candidate to be evaluated and considered as a prospective nominee, you must submit your recommendation to our Corporate Secretary not less than 120 days before the one-year anniversary of the release date of the previous year’s proxy statement. (For example, the release date of the 2012 proxy statement was April 5, 2012. Stockholder recommendations intended for consideration for the director elections at the 2013 Annual Meeting had to be submitted on or before December 6, 2012.) Stockholder recommendations for director nominees must be submitted no later than the close of business on December 12, 2013 for the 2014 Annual Meeting of Stockholders.

Stockholder recommendations for director candidates must be accompanied by a description of each candidate’s qualifications in sufficient detail to permit the Governance Committee to evaluate whether each candidate satisfies the independence, financial literacy and experience requirements of the SEC, NASDAQ or other applicable laws or regulations. Director candidates proposed by stockholders in accordance with the Stockholder Recommendation Policy are evaluated by the Governance Committee in the same manner as any other prospective candidate during the director nominee selection process. We have not engaged and have not paid any fees to any third party for assistance with the director nomination process.

In addition to the requirements described above and in the Stockholder Recommendation Policy, all written stockholder proposals containing director candidate recommendations must comply with Rule 14a-8 of the Exchange Act. Rule 14a-8 sets forth the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Contact information for our Corporate Secretary is provided in the Contacting the Corporate Secretary and Executive Offices section.

Desirable Skills and Traits for Director Candidates. Generally, candidates for director positions should possess the following skills and traits:

•	Relevant business and financial expertise and experience, including an understanding of fundamental financial statements;

•	The highest character and integrity and a reputation for working constructively with others;

•	Sufficient time to devote to meetings and consultation on Board matters; and

•	Freedom from conflicts of interest that would interfere with the candidate’s performance as a director.

The Governance Committee evaluates prospective nominees against certain minimum standards and qualifications, as identified in the Directorship Guidelines Policy, and the committee will strive to recommend director nominees who satisfy these standards and qualifications in large part. The basic standards and qualifications set forth in the Directorship Guidelines Policy include but are not limited to those skills and traits listed above and as follows:

•	Representation of our stockholders as a whole;

•	Background that contributes to a Board comprised of individuals with varied occupational experience and perspective;

•	Leadership experience and ability to exercise sound business judgment;

•	Accomplishments, credentials and recognition in their respective field;

•	Contributions to the Board’s skills, competency and qualifications through expertise in an area of business significant to us;

•	Personal and professional reputation for integrity, honesty, fairness and other similar traits; and

•	Knowledge of issues affecting us and critical aspects of our business and operations.

The Governance Committee also considers other relevant factors, such as the balance of management and independent directors, the need for Audit Committee or other Board committee expertise, relevant industry experience and the candidate’s understanding of financial matters and financial sophistication, literacy and proficiency. Our Governance Committee does not have a formal policy with respect to diversity; however, the Governance Committee considers it desirable if potential nominees compliment and contribute to the Board’s overall diversity and composition. In this respect, we broadly construe diversity to mean an array of opinions, perspectives, skills, personal and professional experiences and backgrounds and other distinguished attributes. Diversity is not solely limited to gender, race and ethnicity distinctions; rather, our interpretation of diversity also includes one’s ability to positively contribute to the chemistry and collaborative nature of our Board, as well as one’s personal and professional experiences, aptitude and expertise relevant to our transportation and logistics services industry.

DIRECTOR COMPENSATION AND BENEFITS

Only independent directors on our Board receive compensation for their service as one of our directors. The independent directors receive an annual compensation package that is designed to attract, motivate and retain highly qualified independent professionals to represent our stockholders. Directors who are employees of the Company do not receive any compensation for their service on our Board of Directors.

Our 2012 annual compensation package for independent directors is comprised of the annual cash retainers and cash meeting fees provided in the Independent Director Retainers and Fees table below. This compensation package did not change from 2011 to 2012. Additional annual retainers are paid to the Chairs of the Audit Committee and Compensation Committee, but directors do not receive any additional compensation for serving as the Governance Committee Chair or member of any other Board committee. We will also reimburse each independent director at cost for all of their respective reasonable out-of-pocket travel expenses incurred in connection with their attendance at Board and Board committee meetings and for other reasonable out-of-pocket expenses directly related to their Board and Board committee service. Our independent directors are also eligible for equity awards pursuant to our Equity Plan. Shares of restricted stock were awarded to our independent directors for the first time in 2012.

The Compensation Committee and Board believe the current independent director retainer levels are appropriate to attract and retain top independent and outside Board members.

INDEPENDENT DIRECTOR RETAINERS AND FEES
Fee or Retainer	Amount Paid in 2012
Annual Board Retainer for Board Membership	$15,000 (paid in quarterly installments of $3,750 each)
Annual Retainer for the Audit Committee Chair	$10,000 (paid in quarterly installments of $2,500 each)
Annual Retainer for the Compensation Committee Chair	$5,000 (paid in quarterly installments of $1,250 each)
Board of Directors Meeting Fee	$2,000 (paid for each Board meeting)
Board Committee Meeting Fee	$2,000 (paid for each committee meeting not held on the same day as a Board meeting)

Director Stock Ownership. We do not have formal stock ownership requirements for independent directors. The individual stock ownership of each independent director is set forth in the table under Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners within the Beneficial Ownership of Common Stock section of this Proxy Statement.

Compensation of Directors for 2012. The compensation received by each independent director varies because such compensation is based on (i) the number of Board and Board committee meetings held, (ii) the Board committees on which the independent director serves and (iii) whether the individual is the Chair of the Audit Committee or the Compensation Committee.

On November 29, 2012, the Compensation Committee, in its sole discretion, awarded each of the independent directors 1,000 shares of restricted stock in accordance with our Equity Plan. Pursuant to the Restricted Stock Award Agreements with the restricted stock recipients, the restricted stock is subject to service-based vesting provisions. Beginning one year after the grant date of each award, the restricted stock will vest annually in three increments of 34%, 33% and 33%, respectively. The awards will then become fully vested on November 29, 2015. The independent directors do not have any voting or dividend rights with respect to such stock until it is fully vested, and there are not any post-vesting sales restrictions on the shares. (The Form of Restricted Stock Award Agreement was included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 4, 2009.) We did not grant any stock options or SARs to our independent directors in 2012.

The Director Compensation for 2012 table presents the compensation earned by each individual serving as an independent director during 2012 for service on our Board and its committees. This table does not include those directors who are also Company employees because such employee directors are not considered independent directors and thus did not receive any compensation in 2012 for their service on our Board. (The compensation paid by the Company to our employee directors is discussed in the Executive Compensation section and provided in the Summary Compensation Table for our Chairman and our Vice Chairman & CEO. The compensation paid by the Company to our Chairman Emeritus is provided in the Family Members of Executive Officers and Directors section.) Our independent directors do not participate in any benefit, pension or nonqualified deferred compensation plan of the Company. For these reasons, we have omitted those columns from the table.

DIRECTOR COMPENSATION FOR 2012
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kenneth M. Bird, Ed.D.	33,000	21,490	—	—	54,490
Patrick J. Jung	48,000	21,490	—	—	69,490
Dwaine J. Peetz, Jr., M.D.	33,000	21,490	—	—	54,490
Duane K. Sather	29,000	21,490	—	—	50,490
Michael L. Steinbach	29,000	21,490	—	—	50,490

(1)	The amounts in this column include fees and retainers received for Board membership, Board committee membership and for service as the Audit Committee Chair and Compensation Committee Chair.
(2)
On November 29, 2012, each of the independent directors was awarded 1,000 shares of restricted stock with a grant date fair value of $21.49 per share. The fair value of the restricted stock is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting. The present value of estimated future dividends was calculated based on a $0.05 quarterly dividend amount per share and 0.4% risk-free interest rate. Further discussion of the valuation and assumptions regarding our stock awards is provided in Note 6 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2012. The aggregate number of stock awards outstanding at December 31, 2012 for each independent director is 1,000 shares; no option awards are outstanding.

EXECUTIVE OFFICERS

Our By-Laws provide that each executive officer holds his or her respective office for a term of one year or until his or her successor becomes duly elected and qualified, except that a term may be (i) longer than one year if such service is specified in an employment contract or (ii) terminated sooner than one year because of death, resignation or otherwise. Pursuant to the By-Laws, our Board of Directors elects our executive officers at the Board’s annual organizational meeting immediately following the annual meeting of stockholders.

EXECUTIVE OFFICER INFORMATION

The table that follows identifies our current executive officers and the capacities in which they now serve. Set forth following the table is certain biographical information provided to us by these executive officers regarding their acquired business skills and experience.

EXECUTIVE OFFICERS
Name	Position with the Company	Age
Gary L. Werner	Chairman	55
Gregory L. Werner	Vice Chairman & Chief Executive Officer	53
Derek J. Leathers	President & Chief Operating Officer	43
H. Marty Nordlund	Senior Executive Vice President—Specialized Services	51
Robert E. Synowicki, Jr.	Executive Vice President—Driver Resources	54
John J. Steele	Executive Vice President, Treasurer & Chief Financial Officer	55
Jim S. Schelble	Executive Vice President—Sales and Marketing	52
James A. Mullen	Executive Vice President & General Counsel	44
James L. Johnson	Executive Vice President, Chief Accounting Officer & Corporate Secretary	49

For information regarding the business experience of Gary Werner and Greg Werner, please refer to Director Information under the Proposal 1 – Election of Directors section of this Proxy Statement.

DEREK J. LEATHERS joined the Company in 1999 as the Managing Director—Mexico Division. During his tenure with us, he has served in the following positions: (i) Vice President—Mexico Division in 2000; (ii) Vice President—International in 2001; (iii) Senior Vice President—International in April 2003; (iv) Senior Vice President—Van Division

and International in July 2003; (v) Executive Vice President—Van Division and International in 2004; and (vi) Senior Executive Vice President and President of Werner Global Logistics in 2006. The Board then appointed Mr. Leathers our Chief Operating Officer in May 2008 and President in May 2011, and he currently serves in both positions. Prior to joining the Company, Mr. Leathers was Vice President of Mexico Operations for two years at Schneider National, a large truckload carrier, and he held various other management positions during his eight-year career at Schneider National.

H. MARTY NORDLUND joined us in 1994 as an account executive. He then received the following promotions within the Company: (i) Director of Dedicated Fleet Services in 1995; (ii) Senior Director of Dedicated Fleet Services in 1997; (iii) Vice President—Dedicated Fleet Services in 1998; (iv) Vice President—Specialized Services in 2001; (v) Senior Vice President—Specialized Services in 2003; and (vi) Executive Vice President—Specialized Services in 2005. In 2006, Mr. Nordlund was named to his current position as Senior Executive Vice President—Specialized Services. Before joining the Company, Mr. Nordlund held various management positions with Crete Carrier Corporation, a large privately held truckload carrier.

ROBERT E. SYNOWICKI, JR. joined the Company in 1987 as a tax and finance manager. Since that time, he was appointed to the following positions: (i) Treasurer in 1989; (ii) Vice President, Treasurer & Chief Financial Officer in 1991; (iii) Executive Vice President & Chief Financial Officer in March 1996; and (iv) Executive Vice President & Chief Operating Officer in November 1996. Mr. Synowicki was appointed Executive Vice President & Chief Information Officer in 1999, and he was named to his current position as Executive Vice President—Driver Resources in December 2010. Mr. Synowicki was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1983 until his employment with us in 1987. Mr. Synowicki also serves on the board of directors of Blue Cross and Blue Shield of Nebraska and other professional organizations.

JOHN J. STEELE joined the Company in 1989 as Controller. During his time with us, he was appointed to the following positions: (i) Corporate Secretary in 1992; (ii) Vice President—Controller & Corporate Secretary in 1994; (iii) Vice President, Treasurer & Chief Financial Officer in 1996; and (iv) Senior Vice President, Treasurer & Chief Financial Officer in 2004. He was named to his current position as Executive Vice President, Treasurer & Chief Financial Officer in 2005. Mr. Steele was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1979 until his employment with the Company in 1989. Mr. Steele also serves on the board of directors of Morningside College.

JIM S. SCHELBLE joined us in 1998 as Manager of New Business Development. During his tenure with us, Mr. Schelble was promoted to the following positions: (i) Director of National Accounts in 1999; (ii) Senior Director of Dedicated Services in 2000; (iii) Associate Vice President of Corporate and Dedicated Sales in 2002; (iv) Vice President—Sales in 2003; and (v) Senior Vice President—Sales in 2004. In 2005, he was named to his current position as our Executive Vice President—Sales and Marketing. Prior to joining the Company, Mr. Schelble spent twelve years with Roadway Express, a less-than-truckload carrier, in a variety of management positions within operations, sales, and marketing.

JAMES A. MULLEN joined us in 2006 as Vice President & General Counsel of Litigation. In June 2010, he was promoted to Executive Vice President & General Counsel. Before becoming employed by the Company, Mr. Mullen was an attorney with Fraser Stryker Law Firm in Omaha, Nebraska from 1993 to 1997. From 1997 until his employment with us, he was a partner with Lefler and Mullen, and later Mullen and Mullen, law firms in Omaha, Nebraska.

JAMES L. JOHNSON joined the Company in 1991 as Manager of Financial Reporting. Since that time, Mr. Johnson was appointed to the following positions with us: (i) Assistant Controller in 1992; (ii) Director of Accounting in 1994; (iii) Corporate Secretary & Controller in 1996; (iv) Vice President, Controller & Corporate Secretary in 2000; and (v) Senior Vice President, Controller & Corporate Secretary in 2005. He was named to his current position as Executive Vice President, Chief Accounting Officer & Corporate Secretary in July 2010. Mr. Johnson was employed by the independent public accounting firm of Arthur Andersen & Co. as a certified public accountant from 1985 until his employment with us in 1991.

BENEFICIAL OWNERSHIP OF COMMON STOCK

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The Beneficial Ownership table sets forth certain information as of March 25, 2013, with respect to the beneficial ownership of our common stock by:

(i)	Each of our directors and director nominees;

(ii)	Each of our Named Executive Officers;

(iii)	Each person known to us to beneficially own more than 5% of the outstanding shares of our common stock; and

(iv)	All current executive officers, directors and director nominees as a group.

On March 25, 2013, we had 73,270,249 shares of common stock outstanding. Except as otherwise indicated in the Beneficial Ownership table, the persons listed have sole voting power and sole investment power with respect to such shares of our common stock indicated as beneficially owned by them. Unless otherwise noted, the physical business address of each beneficial owner set forth in the Beneficial Ownership table is: Werner Enterprises, Inc., 14507 Frontier Road, Omaha, Nebraska 68138.

BENEFICIAL OWNERSHIP
	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Shares Owned	Right to Acquire(1)	Total Shares	Percent of Shares Outstanding(2)
Clarence L. Werner(3)	21,278,168	—	21,278,168	29.0%
Gary L. Werner(4) (5)	1,841,790	—	1,841,790	2.5%
Gregory L. Werner(5)	3,571,433	—	3,571,433	4.9%
Kenneth M. Bird, Ed.D.	500	—	500	*
Patrick J. Jung	2,000	—	2,000	*
Dwaine J. Peetz, Jr., M.D.	15,000	—	15,000	*
Duane K. Sather	7,000	—	7,000	*
Michael L. Steinbach	—	—	—	*
Derek J. Leathers	39,725	73,750	113,475	*
John J. Steele	11,279	46,250	57,529	*
James A. Mullen	5,151	7,500	12,651	*
WEDGE Capital Management L.L.P.(6)	3,687,572	—	3,687,572	5.0%
Fairpointe Capital LLC(7)	4,506,445	—	4,506,445	6.2%
All executive officers, directors and director nominees as a group (15 persons)(3) (4) (5)	26,562,816	295,000	26,857,816	36.5%
*Indicates beneficial ownership of less than 1%.

BENEFICIAL OWNERSHIP — Continued
(1)
This column represents shares of our common stock that a respective individual may acquire upon exercising stock options that are vested as of March 25, 2013 or that will vest and become exercisable 60 days thereafter. The shares underlying these options are not outstanding and may not be voted at the 2013 Annual Meeting. This column does not include any shares of restricted stock because all such shares awarded by the Company will vest more than 60 days after March 25, 2013.

(2)
The percentages are based upon 73,270,249 shares, which equal our outstanding shares as of March 25, 2013. In accordance with SEC rules, for individuals who hold options exercisable within 60 days of March 25, 2013, the number of shares of common stock on which the percentage is based also includes the number of shares underlying such options.

(3)
Clarence L. Werner has sole voting power with respect to 21,275,168 shares; sole dispositive power for 6,273,918 of these shares; shared voting power for 3,000 shares; and shared dispositive power with respect to 15,004,250 shares.

(4)
The shares shown for Gary L. Werner do not include: (i) 479,497 shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II (the sole trustee of this trust is Union Bank and Trust Company, which has sole investment and sole voting power over the shares held by the trust); and (ii) 500,000 shares held by the Becky K. Werner Revocable Trust (the sole trustee of this trust is Becky K. Werner, Mr. Werner’s wife, and she has sole investment and sole voting power over the shares held by the trust). Mr. Werner disclaims actual and beneficial ownership of the shares held by the Gary L. Werner Irrevocable Inter Vivos QTIP Trust II and the shares held by the Becky K. Werner Revocable Trust.

(5)
The shares shown for Gary L. Werner and Gregory L. Werner each include 250,000 shares held by the Clarence L. Werner Grandchildren's Trust for the benefit of the grandchildren of Clarence L. Werner, some of which are children of Gary L. Werner and Gregory L. Werner. Gary L. Werner and Gregory L. Werner have shared voting and dispositive power with respect to the shares in the trust. Both Gary L. Werner and Gregory L. Werner disclaim actual ownership of the shares held by the Clarence L. Werner Grandchildren's Trust. The beneficial ownership of all executive officers, directors and director nominees as a group also includes such 250,000 shares held by the Clarence L. Werner Grandchildren's Trust.

(6)
Based on Schedule 13G as of December 31, 2012, as filed with the SEC by WEDGE Capital Management L.L.P. WEDGE Capital Management L.L.P. claims sole voting power of 3,027,582 shares and sole dispositive power of 3,687,572 shares, but does not claim any shared voting power or shared dispositive power with respect to any of these shares. According to the Schedule 13G filing, the address of this stockholder is 301 South College Street, Suite 2920, Charlotte, North Carolina 28202-6002.

(7)
Based on Schedule 13G (Amendment No. 1) as of December 31, 2012, as filed with the SEC by Fairpointe Capital LLC. Fairpointe Capital LLC claims sole voting power of 4,422,705 shares, shared voting power of 83,740 shares, sole dispositive power of 4,506,445 shares, and no shared dispositive power with respect to these shares. According to the Schedule 13G filing, the address of this stockholder is 1 North Franklin Suite 3300, Chicago, Illinois 60606.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our registered class of equity securities (common stock), to file with the SEC reports of beneficial ownership and changes in such beneficial ownership. Executive officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us copies of all Section 16(a) forms they file. We file Section 16(a) reports on behalf of our executive officers and directors to report their initial and subsequent changes in beneficial ownership of our common stock.

Based solely upon our review of (i) the reports (including any amendments thereto) we filed on behalf of our officers and directors, (ii) copies of such forms furnished to us and (iii) written representations from certain reporting persons that no other reports were required for those persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during 2012.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement identifies our Named Executive Officers and explains how our compensation policies and practices are developed and operate with respect to such Named Executive Officers. In the Compensation Discussion and Analysis, we also discuss and analyze our executive compensation program and the executive compensation amounts shown in such section. This discussion should be read in conjunction with the Summary Compensation Table (including the related tabular and narrative disclosures) and the Compensation Committee section under Corporate Governance in this Proxy Statement. As indicated in that section, the Compensation Committee of the Board of Directors is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. Our Compensation Committee is also comprised solely of independent directors, each of whom is independent pursuant to SEC rules and NASDAQ listing standards.

Named Executive Officers. Pursuant to the SEC rules, our Named Executive Officers consist of the CEO, CFO and the three most highly compensated executive officers (other than the CEO and CFO) who were serving as executive officers as of December 31, 2012. Our five Named Executive Officers are identified in the table below.

2012 NAMED EXECUTIVE OFFICERS
Name	Position with the Company
Gary L. Werner	Chairman
Gregory L. Werner	Vice Chairman & Chief Executive Officer
Derek J. Leathers	President & Chief Operating Officer
John J. Steele	Executive Vice President, Treasurer & Chief Financial Officer
James A. Mullen	Executive Vice President & General Counsel

Executive Summary. The Company and its Compensation Committee believe our executive compensation program has been instrumental to our business and in helping us accomplish our objectives. We also regard the program as appropriate and fair in view of our financial performance relative to our competitive peer group. Our total compensation mix allows us to retain qualified, innovative executive officers who possess the necessary experience and expertise to manage the Company, provide effective Company leadership, contribute to our long-standing success and create value for our stockholders. (The peer group is identified in the Competitive Peer Groups and Benchmarking section within the Compensation Discussion and Analysis. Our 2012 financial statements are included in our Annual Report on Form 10-K for 2012 filed with the SEC on February 25, 2013.)

In 2012, our financial results were comparable to the financial results for 2011, including net income in excess of $100 million for only the second time in our Company's history. The truckload freight market during 2012 was softer than in 2011. In the first half of 2012, we saw typical seasonal trends; however, the second half of 2012 did not demonstrate typical seasonal improvement. We believe the economic and fiscal policy uncertainty during the last half of 2012 affected freight trends. The Company believes our executive compensation program for the Named Executive Officers was conducive in helping us maintain a strong financial performance in 2012, considering the challenging economic conditions.

The table below summarizes and compares our key 2012 and 2011 financial results.

2012 AND 2011 FINANCIAL RESULTS — SUMMARY & COMPARISON
	2012(1)	2011(1)	Change (%)
Total Revenues	$2,036,386	$2,002,850	2%
Net Income	$103,034	$102,757	0%
Earnings Per Diluted Share	$1.40	$1.40	0%
Operating Ratio(2)	91.6%	91.3%
Return on Assets	7.7%	8.3%
Return on Equity	13.6%	14.5%

(1)	Dollar amounts in thousands, except for per share amounts.
(2)	Operating expenses expressed as a percentage of operating revenues.

The Compensation Committee considered, among other factors, our financial performance, total stockholder return, each executive’s individual performance and peer group executive compensation in relation to their financial results in making its decisions on total compensation for our Named Executive Officers. None of the Named Executive Officers received a base salary or annual bonus increase in 2012. Changes in the salary amounts paid in 2012 compared to 2011 as shown on the Summary Compensation Table were the result of base salary changes approved by the Compensation Committee during 2011. See discussion in the Base Salary section under Elements of Executive Compensation for further explanation. The number of restricted stock shares granted to the Named Executive Officers, except for Mr. Leathers, increased slightly in 2012 from 2011 to better align their long-term incentive compensation with our competitive peer groups. Our three-year average annual total stockholder return was 10% (2010 to 2012), in comparison to a three-year annual average of 11% for our competitive peer group.

We strive to retain talented executive officers by compensating them in a manner that rewards performance and aligns such officers’ interests with our stockholders’ long-term interests, and we believe our executive compensation program helps to accomplish this objective. Our Named Executive Officers operate as a team vested in the Company’s success, and we expect our Named Executive Officers to contribute to our overall accomplishments and progress, rather than focus solely on objectives exclusive to the individual officer’s area of responsibility. The goal of our Compensation Committee also is to reward performance on a more consistent basis, during both challenging and favorable economic periods, in an effort to preclude large increases and decreases in executive compensation levels and to retain talented and experienced executive officers. In line with our executive compensation program, compensation awarded in 2012 to our Named Executive Officer team reflected the Company’s continued high level of financial results and industry performance. With respect to Named Executive Officer compensation, our Chairman’s total direct compensation (which includes base salary, cash bonuses and long-term incentive compensation) was at the 18th percentile when compared to the total direct compensation of the peer group of executive chairmen. The total direct compensation of our other four Named Executive Officers averaged at the 65th percentile when compared to the compensation of their peers at the companies in our competitive peer group, while our net income was at the 77th percentile. When evaluating compensation as a percentage of net income, we ranged from the 42nd percentile to the 49th percentile from 2009 to 2011 compared to our competitive peer group. Please refer to the Competitive Peer Group and Benchmarking section for information about our competitive peer group and our executive chairman peer group.

We also believe the total mix of compensation provided under our executive compensation program is competitive and attractive to our Named Executive Officers. We believe the components of our executive compensation program are directly connected to the principle that executive compensation should be based on performance (both individual and Company). The Company believes our program reflects such principle and effectively rewards performance in a simple and straightforward manner. Our elements of compensation promote and retain stability within our executive team and maintain value for our stockholders, which contribute to our positive long-term development and the overall success of the Company.

As discussed below, numerous factors are considered when internal pay equity as to our executive officers is assessed. Under our executive compensation program, the base salary and performance-based elements of compensation motivate executive officers to achieve our annual financial and operational goals and drive business unit and individual performance. Our long-term incentive compensation encourages executive officers to remain employed with the Company, due partially to long-term vesting periods and potential wealth accumulation, and meaningfully aligns each Named Executive Officer’s interests and level of stock ownership with those of our stockholders. Perquisites and benefits are necessary for our Named Executive Officers to efficiently and effectively carry out their duties and also provide for the wellness of our executive officer team. We believe that each element in our compensation program, combined with the program objectives set forth below, rewards extraordinary executive performance and attracts and retains exemplary executive talent.

Upon hire, we typically indicate to each executive officer that such individual is employed “at will,” and because of such employment, the Company does not customarily provide for any severance upon termination. None of our Named Executive Officers has any employment or severance agreement with the Company.

The Company’s executive compensation program is discussed on the following pages of this Proxy Statement, and we believe it serves the Company well. We regard our program as uncomplicated in design and believe it enables our compensation decisions and practices, including those discussed herein, to reflect and reinforce the Company’s values, culture and mission.

Consideration of Stockholder Say-on-Pay Votes. At the Company’s Annual Meeting held in May 2011, the Board asked Company stockholders to indicate on an advisory and non-binding basis whether they approve the Company’s executive compensation (a “say-on-pay resolution”) and how frequently they prefer the Company to conduct such votes in the future. These proposals were contained in the Company’s 2011 proxy statement dated April 7, 2011, in accordance with Section 14A of the Exchange Act.

Voting results on our say-on-pay resolution overwhelmingly approved the compensation of our named executive officers, with more than 95% of the stockholder votes cast in favor of our say-on-pay resolution. The Company and its Compensation Committee believe this affirms our stockholders’ support of the Company’s approach to executive compensation and executive compensation program objectives. While such vote is advisory and non-binding, the Board and Compensation Committee value our stockholders’ opinions expressed in such vote and consider the voting outcome in making executive compensation decisions. Following such vote, the Compensation Committee accordingly retained the Company’s executive compensation program structure in determining executive compensation, by maintaining its emphasis on both more meaningful long-term stockholder value and executive compensation elements that attract and help to retain a talented executive officer team whose interests align closely to those of our stockholders.

In addition, a majority of the stockholder votes cast on the frequency of future advisory votes to approve executive compensation were voted in favor of conducting such votes once every three years. While such vote is advisory and non-binding, the Board resolved to hold an advisory, non-binding stockholder vote to approve executive compensation once every three years, and the next such vote will be held at our 2014 Annual Meeting of Stockholders.

2012 Executive Compensation Program and Objectives. Our executive compensation program is designed to achieve the following primary objectives:

•
Attract, motivate and retain talented high-quality executives who contribute to the advancement of our strategic, operational and financial goals and to our long-term success in today’s competitive markets and industry.

•	Reward our executive officers for their individual performance, leadership and contribution to the achievement of our overall business objectives.

•	Support our Mission Statement, Vision Statement and guiding corporate principles. (Our Mission and Vision Statements are included on our website at http://www.werner.com under the “About Werner” tab.)

The Compensation Committee carries out our executive compensation objectives by applying the following principles:

•
Provide compensation that is competitive with that paid by companies in our industry for executive talent. Our Compensation Committee has the authority to engage the services of an outside advisor and compensation consultant to assist with determining how our executive compensation program compares to those of other companies.

•
Reward performance by considering factors such as (i) our financial performance, (ii) the executive officer’s individual performance and contribution to our overall business goals and (iii) the performance of the executive officer’s area of responsibility when evaluated in light of overall Company performance and the year’s market, industry and economic conditions.

•
Ensure that highly capable and goal-oriented executives remain motivated and committed to the Company, even when downturns in the industry and economy affect Company performance. This principle is important with respect to encouraging our executives to remain with the Company for long and productive careers.

•
Encourage our executive team to consider current and long-term opportunities and reasonable risks that result in positive Company performance and financial growth, industry innovation, consistent stockholder value and lasting collaborations with our customers and partners.

•
Encourage executive officers to become stockholders and facilitate stock ownership in the Company by offering equity-based compensation. We believe that stock ownership links our executive officers’ interests with those of our stockholders and supports strategic decision-making and actions that will serve our long-term interests.

•	Provide limited executive perquisites.

Elements of Executive Compensation. The five elements of our 2012 executive compensation program are: (i) base salary, (ii) performance-based compensation, (iii) long-term incentive compensation, (iv) perquisites and (v) benefits. The following discussion explains these elements and their primary purposes with respect to our 2012 executive compensation program.

Base Salary. Base salary is a fixed element of compensation that we pay to each executive officer for the performance of his primary duties and responsibilities. Generally, each respective executive officer’s base salary is commensurate with such person’s responsibility, experience, tenure and job performance. As discussed in this Executive Compensation section, base salaries are reviewed on an annual basis and at the time of promotion or other change in job function and responsibilities. Base salaries are not established on the basis of any specific performance criteria, but a number of factors are considered when determining individual salary levels. These factors include but are not limited to (i) the individual’s overall performance and the level of responsibility and complexity of the executive’s job; (ii) the performance of the business unit(s) or function(s) under his leadership; (iii) how the executive officer’s salary compares to those of our other executives; (iv) our overall performance and achievements; (v) the economic and business conditions affecting the Company at the time of the review; and (vi) salaries paid by companies within our competitive peer group for the same or similar positions. The base salaries paid to each of our executive officers will vary due to the application of these factors. Market adjustments to executive base salaries may be made when there is a significant change in an officer’s position or responsibilities or if competitive market data indicates a significant deviation compared to market salary practices. However, while we may be guided by such events and data, we do not set compensation levels at targeted or specific levels relative to that of a particular peer, competitor or industry group.

The Compensation Committee’s determination of Named Executive Officer compensation packages are primarily made through the exercise of its particular judgment and by applying the factors discussed above. The 2012 base salaries of our Named Executive Officers, disclosed in the Summary Compensation Table, were determined by the Compensation Committee following a thorough review of each Named Executive Officer’s overall compensation and in light of each person’s respective performance and responsibilities, our financial results and developments in the competitive transportation and logistics services markets. Mr. Gary Werner’s base salary was at the 18th percentile when compared to base salaries in our executive chairman peer group. The base salaries of our other four Named Executive Officers averaged at the 79th percentile when compared to the base salaries for similar positions with companies in our competitive peer group. The Compensation Committee did not make any changes to Named Executive Officer base salaries in 2012. Changes in the salary amounts paid in 2012 compared to 2011 as shown on the Summary Compensation Table were the result of base salary changes approved by the Compensation Committee in 2011. The Compensation Committee changed certain base salaries in 2011 due to the appointment of Mr. Clarence L. Werner (then Chairman) to Chairman Emeritus, Mr. Gary L. Werner (then Vice Chairman) to Chairman and Mr. Derek J. Leathers (then Senior Executive Vice President and Chief Operating Officer) to President and Chief Operating Officer. Mr. Clarence L. Werner's base salary decreased $355,000 while Mr. Gary L. Werner's and Mr. Leathers' base salaries increased $150,000 and $100,000, respectively. Unless changed by the Compensation Committee or the Vice Chairman & CEO during 2013, the base salaries for the Named Executive Officers to be paid in 2013 will be the same as those paid in 2012.

Performance-Based Compensation. Performance-based compensation is typically awarded in the form of annual cash bonuses. Our annual cash bonus program is a discretionary program designed to encourage and reward executives for performance during the fiscal year and on a more short-term basis. However, our philosophy is to also reward performance on a more consistent basis during both challenging and favorable economic conditions. This practice allows us to retain an experienced executive team to lead our Company through the challenges of unfavorable economic cycles and to better position our Company for future success when conditions improve. Thus, we believe the annual cash bonus program also contributes to our long-term success because it rewards and drives individual performance and motivates executive officers to improve our overall performance, while our practice of rewarding performance more consistently encourages executive officers to consider the long-term impact of current decisions. Historically, annual cash bonus payments to executive officers have been the same or higher than the previous year’s payment. This practice correlates with our relatively consistent profitable financial results after considering the economic and industry conditions that affect our business.

Performance-based compensation is awarded by our Compensation Committee. Performance-based compensation is not calculated on the basis of any specific performance criteria, but a number of factors are considered when determining individual annual cash bonus amounts. The Compensation Committee awards performance-based compensation that it considers appropriate based upon and after assessing: (i) the financial and economic environment concerning the Company; (ii) the respective officer’s individual performance and contribution toward achieving our business objectives; (iii) the amount of the executive officer’s bonus payment awarded in the preceding year; (iv) the Vice Chairman & CEO’s recommendation to the Compensation Committee; (v) performance-based compensation data and total cash compensation data for certain officer positions, including actual bonuses paid in the marketplace by other transportation and logistics services companies in our competitive peer group; and (vi) our overall financial results (including our revenues, net income, operating ratio, total stockholder return and return on assets relative to our competitive peer group). (In this Proxy Statement, “operating ratio” means operating expenses expressed as a percentage of operating revenues, and “total stockholder return” refers to the percentage increase in the value of stockholders’ Company shares, including changes in the stock price and re-investment of dividends.) Final award amounts approved by the Compensation Committee for each executive officer are intended to be competitive for our market and reflective of each respective executive officer’s performance and contribution to our financial and business performance and success.

In November 2012, our Compensation Committee approved and awarded annual cash bonuses to the Named Executive Officers under our discretionary annual cash bonus program. The 2012 annual cash bonuses were unchanged from 2011 for Mr. Gary Werner, Mr. Greg Werner and Mr. Leathers. The annual cash bonuses for Mr. Steele and Mr. Mullen for 2012 were decreased from 2011 by $15,000 due to a special one-time bonus paid in 2011 to recognize the achievement of attaining over $100 million in net income in 2011 for the first time in our Company's history. This special one-time bonus was not paid to the other three Named Executive Officers in 2011. The performance-based compensation for Mr. Gary Werner was at the 6th percentile when compared to the executive chairman peer group. The other four Named Executive Officers averaged at the 46th percentile for similarly positioned executives of the companies in our competitive peer group.

The Compensation Committee also compared total cash compensation (base salary and performance-based compensation) for all of our Named Executive Officers to that of our executive chairman peer group and our competitive peer group when determining performance-based compensation awards. The total cash compensation of Mr. Gary Werner was at the 20th percentile of the executive chairman peer group and our other four Named Executive Officers averaged at the 65th percentile for similar positions with the competitive peer group companies.

In making its 2012 annual cash bonus decisions, the Compensation Committee considered the above information and that our overall financial performance in 2012 did not change significantly from 2011. As a result, it awarded annual cash bonuses in the same amounts as 2011, excluding the special one-time bonuses awarded in 2011. The annual cash bonuses awarded to our Named Executive Officers in 2012 are disclosed in the Summary Compensation Table.

Long-Term Incentive Compensation. Our long-term incentive program is important to us because it helps attract a talented executive team, encourages long-term retention of executive officers and enables us to recognize efforts put forth by executives who contribute to our stock price appreciation and Company development. Accordingly, the Compensation Committee granted long-term equity awards to our executive officers in 2012.

Our Equity Plan permits a variety of equity awards under our ongoing long-term incentive program. In determining long-term incentive compensation, our Compensation Committee evaluates which equity award vehicles achieve the best balance between providing appropriate long-term incentive compensation and creating and maintaining long-term stockholder value.

The periodic vesting periods of long-term incentive compensation directly align executive officer interests and compensation with our stockholders’ interests by rewarding creation and preservation of long-term stockholder value. The Compensation Committee also believes this element of compensation provides equity ownership opportunities for our executive officers.

Stock option and restricted stock grants are made at the discretion of the Compensation Committee and are not necessarily made on an annual basis. In designing long-term incentive awards and determining an overall pool of stock to make available for grant, the Compensation Committee considers the Board’s duty to our stockholders to limit equity dilution, whether such awards will help to accomplish our executive compensation program objectives, how our relative financial performance compares against the marketplace and the emphasis placed on equity in the total mix of compensation. For purposes of allocating the overall stock pool among executive officers, our Compensation Committee also evaluates (i) the scope of each executive’s responsibilities, position and experience; (ii) each executive officer’s individual performance and contribution to our overall performance and financial results; (iii) the total mix of compensation for each executive; (iv) our historical practice of granting equity awards to executive officers; and (v) the perceived retention value of the total compensation package in light of the current labor and financial markets. The Compensation Committee will weigh these factors, in addition to long-term stockholder value and interests, when making any executive stock award determinations.

Stock options represent a right to purchase a certain number of shares of our common stock at a particular exercise price per share after designated vesting periods occur. The exercise price is equal to the NASDAQ Global Select MarketSM closing market price of our common stock on the grant date. Stock option value depends upon stock price appreciation. We believe this factor motivates our executive officers to improve and maintain Company performance because strong financial results may potentially increase the value of any unexercised stock options. Please refer to the Stock Grant Practices section under Other Executive Compensation Policies and Considerations for additional information regarding stock options.

An award of restricted stock entitles the recipient to receive a specified number of shares of our common stock, at no cost to the recipient, if the executive officer remains employed with us when the restricted stock vests. The value of the restricted stock is equal to the NASDAQ Global Select MarketSM closing market price on any given date after granting. Consequently, the restricted stock value may increase or decrease with changes in the stock price during the period between granting and vesting and on the vesting date and each subsequent day thereafter. We believe that restricted stock awards directly link executive officer interests with those of our stockholders because restricted stock value is impacted by these stock price changes, and the Compensation Committee considers the granting of restricted stock awards to be a means of increasing executive officer ownership in Company stock. We also believe that despite the stock price fluctuations, restricted stock will have value in the long-term and can potentially deliver greater share-for-share compensation value at grant than stock options. By awarding restricted stock, we are able to offer comparable grant date compensation value with fewer shares, and we believe the use of restricted stock accordingly results in less dilution of earnings per share when compared to stock options.

Vesting of stock options and restricted stock is subject to continued employment with us. This condition helps ensure that a portion of an executive officer’s awards will vest after several years, which is intended to retain the executive officer and cause them to focus on our long-term business objectives.

In July 2012, the Compensation Committee granted 40,000 shares of restricted stock to Mr. Leathers, consistent with the number of shares granted to him in July 2011. Pursuant to the Restricted Stock Award Agreement with Mr. Leathers, the restricted stock is subject to service-based vesting provisions. Beginning one year after the grant date of the award, the restricted stock will vest annually in five increments of 20% each. The award will then become fully vested on July 27, 2017. The Compensation Committee determined that Mr. Leathers' average long-term incentive compensation was competitive considering his performance and responsibilities compared to the average long-term compensation of our competitive peer group.

When deciding upon the long-term incentive compensation of our other Named Executive Officers in November 2012, the Compensation Committee considered, among other factors, the information regarding competitive peer group long-term incentive compensation that was included in the Pay Governance executive compensation surveys. Mr. Gary Werner’s average long-term incentive compensation during the past three years was at the 19th percentile when compared to the executive chairman peer group. The average long-term incentive compensation during the past three years for Mr. Greg Werner, Mr. Steele and Mr. Mullen was at the 63rd, 42nd and 42nd percentiles, respectively, of our competitive peer group. The Compensation Committee also assessed each Named Executive Officer’s respective contributions to our performance for the nine-month period ended September 30, 2012 and our performance during that time compared to other companies within our competitive peer group. The Compensation Committee also took into account (i) our expected three-year (2010-2012) average total stockholder return which ended up being 10% compared to the total stockholder return of 11% of our competitive peer group and (ii) our actual three-year (2009-2011) average total stockholder return of 19% compared with 12% for our competitive peer group.

On November 29, 2012, the Compensation Committee, in its sole discretion, awarded Mr. Gary Werner and Mr. Greg Werner each 40,000 shares, Mr. Steele 8,000 shares and Mr. Mullen 9,000 shares of restricted stock in accordance with our Equity Plan. (Mr. Leathers was not awarded any restricted shares in November 2012 as a result of his earlier grant in July 2012.) These shares were awarded to each Named Executive

Officer in acknowledgement of their respective contributions to our overall success and accomplishments during 2012. Pursuant to the Restricted Stock Award Agreements with the restricted stock recipients, the restricted stock is subject to service-based vesting provisions. Beginning one year after the grant date of each award, the restricted stock will vest annually in five increments of 20% each. The awards will then become fully vested on November 29, 2017. The Named Executive Officer recipients do not have any voting or dividend rights with respect to such stock until it is fully vested, and there are not any post-vesting sales restrictions on the shares. (The Form of Restricted Stock Award Agreement was included as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on December 4, 2009.) We did not grant any stock options or SARs to our Named Executive Officers in 2012.

Please refer to the Summary Compensation Table and Grants of Plan-Based Awards for 2012 table for further details concerning long-term incentive compensation awarded to our Named Executive Officers.

Perquisites. Our executive compensation program includes executive perquisites that we consider an important element of our total executive reward packages and are necessary for Named Executive Officers to carry out the responsibilities of their positions. We believe our Named Executive Officer perquisites and other benefits are representative of and competitive with those offered by companies with whom we compete for executive talent, and offering these perquisites and benefits helps us with attracting and retaining valued and talented executive officers.

The aggregate incremental cost of perquisites and other benefits (and any related tax gross-ups) provided to the Named Executive Officers is shown in the “All Other Compensation” column of the Summary Compensation Table and detailed in the All Other Compensation for 2012 section of this Proxy Statement.

The perquisites offered under our 2012 executive compensation program were as follows:

•
Accounting, Legal and Tax Services. Mr. Gary Werner and Mr. Greg Werner utilize accounting, legal and tax (income tax preparation) services provided by us, and we are not reimbursed for such services. The unreimbursed amounts are included in compensation for Mr. Gary Werner and Mr. Greg Werner and are based on our estimate of the costs incurred by the Company for our personnel to provide these services.

•
Country Club Membership. In 2012, we provided Mr. Leathers with a country club membership. The membership fees and other business-related and reasonably incurred expenses were paid by us, and we received full reimbursement from Mr. Leathers for any personal expenses he incurred in connection with the membership. We provide this membership for our benefit, notwithstanding the incidental personal benefit to Mr. Leathers.

•
Personal Use of Corporate Aircraft and Property. Mr. Gary Werner and Mr. Greg Werner are permitted personal use of our corporate aircraft provided they reimburse the Company (we do not provide non-reimbursed personal use of the aircraft to either of these executives). When Mr. Gary Werner or Mr. Greg Werner use our corporate aircraft for personal business, such Named Executive Officer reimburses us the higher of our incremental cost or the taxable amount calculated pursuant to the Internal Revenue Service (the “IRS”) regulations. Neither Mr. Gary Werner nor Mr. Greg Werner used the corporate aircraft for personal benefit in 2012. Our executive officers are also permitted limited personal use of the corporate aircraft with the approval of the Chairman or the Vice Chairman & CEO, and we provide transportation on the corporate aircraft for immediate family members of executive officers if such family members are specifically invited to attend events for appropriate Company-related business purposes. In either case, we are not reimbursed for such utilization of the aircraft by the executive officer. Mr. Leathers, Mr. Steele and Mr. Mullen used the corporate aircraft for personal benefit in 2012. Mr. Leathers’, Mr. Steele’s and Mr. Mullen's personal use of the corporate aircraft includes only those occasions when their respective spouses accompanied them on Company-related business trips at the request of the Vice Chairman & CEO, and the value of the personal corporate aircraft use by these three officers is not included in the All Other Compensation for 2012 table as permitted by SEC rules because there is no aggregate incremental cost to the Company for providing the benefit. Our executive officers are also allowed limited use of our corporate condominiums for personal purposes subject to the approval of the Chairman or the Vice

Chairman & CEO. None of our Named Executive Officers used the corporate condominium for personal benefit in 2012.

•
Company Vehicle. We provide each Named Executive Officer (except Mr. Mullen) with one Company vehicle for business and personal use. We are responsible for paying the operating expenses of these vehicles, which include costs such as fuel, repairs and maintenance, insurance and licensing and registration.

•
Medical Care Membership Program. We provide each Named Executive Officer (except Mr. Greg Werner) with membership in a medical care program for their personal healthcare. We believe such membership, which provides for an annual physical examination and unlimited direct access to a primary care physician, allows our Named Executive Officers to devote more time to our business and promotes the health and wellness of these key employees. We began offering this perquisite in July 2012, and the All Other Compensation for 2012 table includes only the prorated portion of the annual membership fee that pertains to 2012.

Benefits. As discussed above in Perquisites, we believe our benefits are competitive and standard compared to those offered by companies in our industry and competitive peer group and are essential for retaining exceptional executives. In 2012, we offered the following benefits:

•
Health and Welfare Benefits. Our Named Executive Officers are eligible to participate in our full range of health and welfare benefits, and are covered under the same plans and terms, that are offered to all of our full-time employees in the United States.

•
401(k) Plan. Our Named Executive Officers are eligible to participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). This plan allows participants to make pre-tax deferred salary contributions through payroll deductions, and the Company matches a certain portion of each participant’s contributions. Earnings on participant and Company contributions grow tax-deferred. Matching contributions are made to Named Executive Officers on the same terms as provided to our eligible U.S. employees. At his respective request, Mr. Gary Werner and Mr. Greg Werner do not receive a matching contribution from us for the 401(k) Plan. Matching contributions for our other Named Executive Officers are detailed under All Other Compensation for 2012.

•
Employee Stock Purchase Plan. The Named Executive Officers may elect to participate in our Employee Stock Purchase Plan. Generally under this plan, a participant may acquire shares of our common stock at market price through payroll deduction, and the Company will match an amount equal to a specified percentage of each participant’s contributions. Such matching amounts are made to Named Executive Officers on the same terms as provided to our eligible U.S. employees. The All Other Compensation for 2012 section identifies matching amounts made for Named Executive Officers who participate in this plan.

•
Executive Nonqualified Excess Plan. We offer participation in the Executive Nonqualified Excess Plan (the “nonqualified deferred compensation plan”) to key managerial employees because their 401(k) Plan contributions are limited under federal income tax rules applicable to highly compensated employees. We believe these executives should have other similar means of saving for retirement on a tax-deferred basis. Our nonqualified deferred compensation plan enables these highly compensated employees, including our Named Executive Officers, to contribute additional amounts on a tax-deferred basis, subject to annual dollar limits we impose. The nonqualified deferred compensation plan provisions allow the Company to make matching contributions; however, to date, we have elected not to make any such contribution. Our nonqualified deferred compensation plan is described further under Nonqualified Deferred Compensation for 2012.

Role of the Compensation Consultant. In 2012, our Compensation Committee directly retained and engaged Pay Governance as its compensation consultant. Pay Governance is an independent outside executive compensation consulting firm that assists our Compensation Committee, as requested, in fulfilling certain tasks and responsibilities prescribed in its charter. Pay Governance reports and provides services only to our Compensation Committee, although Pay Governance may work in cooperation with management only as required to carry out its obligations to the Compensation Committee. Without the Compensation Committee’s prior approval, Pay Governance will not perform any services for us or our management.

Our Compensation Committee typically seeks market analysis and information from Pay Governance prior to reviewing and deciding executive compensation. This information includes compensation trends and practices in our industry, competitive peer companies, historical compensation statistics and market survey data. Pay Governance also provides general guidance on our executive compensation program and awards, but the consultant does not determine or recommend any amounts or forms of compensation for any of our executive officers or directors.

Competitive Peer Groups and Benchmarking. Each year, our Compensation Committee reviews the general criteria and recommendations for the addition or removal of companies in our competitive peer group. The criteria include but are not limited to market capitalization, revenues, net income and industry of operation. Upon applying these criteria, the Compensation Committee selected our peer group, which is comprised of 16 companies in the transportation and logistics services industry with whom we compete for executive talent. Although our Compensation Committee may modify the peer group when appropriate, the Compensation Committee prefers to keep the group substantially consistent from year to year to produce more consistent and useful executive compensation benchmarking.

Our competitive peer group for 2012 is shown in the table below and is the same as our 2011 competitive peer group.

2012 COMPETITIVE PEER GROUP
Arkansas Best	Hub Group	Old Dominion Freight Line
Celadon Group	J.B. Hunt Transport Services	Pacer International
C.H. Robinson Worldwide, Inc.	Knight Transportation	Saia
Con-Way	Landstar System	Swift Transportation Company
Covenant Transportation Group, Inc.	Marten Transport	Universal Truckload Services, Inc.
Heartland Express

In 2012, our net income, market capitalization and revenues were at the 77th percentile, 74th percentile and 61st percentile, respectively, compared to our competitive peer group; as a result, each element of compensation and total direct compensation is compared against the 75th percentile of this peer group.

In 2012, the Compensation Committee utilized a second peer group (executive chairman peer group), different from the competitive peer group identified above, for evaluating the executive Chairman position of Gary Werner. This second peer group is comprised of publicly traded companies in the S&P MidCap 400® index that have a similar non-CEO executive chairman position.

Our Compensation Committee determined the executive Chairman’s total direct compensation should be compared to the median of the executive chairman peer group because our revenues were at the 45th percentile of the revenues of the companies included within the executive chairman peer group.

The Compensation Committee refers to a competitive market analysis and market data provided by Pay Governance when it reviews and determines executive compensation for the year. The market analysis incorporates the market data and reflects compensation levels and practices for executives holding similar positions at companies within our peer groups, which helps our Compensation Committee determine executive compensation at competitive levels. In 2012, Pay Governance prepared such an analysis for the Compensation Committee. The Compensation Committee then compares three of our executive compensation elements (base salary, performance-based compensation and long-term incentive compensation) to amounts paid for similar executive positions among those companies in our peer groups. The Compensation Committee also compares total annual cash and total direct compensation to that paid in our peer groups. (Direct compensation includes base salary, cash bonuses and long-term incentive compensation.) The Compensation Committee reviews compensation practices and levels at peer companies during the executive compensation decision-making process so that the Compensation Committee can determine compensation levels in an informed manner and at levels the Compensation Committee believes are reasonably competitive.

The Compensation Committee does not attempt to set compensation elements for each executive to meet specific benchmarks based on peer group data. Instead, we consider these comparisons as one factor in determining executive compensation levels. Generally, the Compensation Committee reviews total compensation levels annually and makes adjustments when job responsibilities, individual performance or market data warrants such modifications. Actual total compensation can vary from year to year based on Company and individual performance.

Compensation Determination Process. The Compensation Committee makes all annual compensation decisions for our Named Executive Officers. Additionally, the Vice Chairman & CEO may also modify compensation for certain executives within the Compensation Committee parameters described below.

When determining total compensation, we apply a consistent approach for all Named Executive Officers. The structure and levels of our executive compensation program are determined, in large part, by considering all elements of compensation, rather than only a few components in isolation. Our Compensation Committee evaluates each element individually and also takes into account the position and current total direct compensation of the individual being considered. The Compensation Committee’s determination of compensation levels for our Named Executive Officers therefore differs depending upon these factors. Our Compensation Committee also exercises appropriate business judgment in how it applies these standard approaches to the facts and circumstances involving each respective Named Executive Officer.

The Compensation Committee determines each component of a Named Executive Officer’s compensation based on its collective assessment of the officer’s performance, the Company’s overall financial performance and recommendations of our Vice Chairman & CEO. Our Compensation Committee may also request executive compensation guidance and advice from an independent outside consultant (such as Pay Governance) when deciding compensation for our Named Executive Officers. In addition to the factors and information described above, our Compensation Committee also considers and determines the compensation of our Named Executive Officers as follows:

Compensation of All Named Executive Officers. The Compensation Committee meets annually (near the end of the year) to review the compensation of our Named Executive Officers. Each year, the Compensation Committee reviews each element of executive compensation and how such elements relate to the total direct compensation, executive position and related responsibilities of each Named Executive Officer. As part of this annual process, the Compensation Committee also examines how such elements are reflected in competitive executive compensation market data when determining annual pay opportunities. Generally, the amount of compensation realized or potentially realizable does not directly impact the level at which future pay opportunities are set, but such amount is considered by the Compensation Committee.

Compensation of Chairman and Vice Chairman & CEO. Our Compensation Committee assesses the executive compensation information compiled by the independent outside consultant (Pay Governance) when developing compensation packages for our Chairman and our Vice Chairman & CEO. Upon reviewing such information, the Compensation Committee then meets in executive session and determines a compensation package for each of these particular officers based on how the elements of executive compensation apply to the individual and the related factors described above. These factors generally include each individual’s job performance, responsibilities and the scope of their position, compensation history, leadership and our financial and operating performance and stockholder return. In evaluating such factors, the Compensation Committee does not apply specific performance criteria, formulas or pre-determined targets to calculate compensation. We believe this approach reinforces our program objectives because compensation determinations are based on and underscore overall Company performance achieved by our executive officer team, led in large part by the Chairman and the Vice Chairman & CEO. The Vice Chairman & CEO’s compensation is best reflected by the overall performance and achievements of the Company, and the Compensation Committee believes this practice is appropriate because the Vice Chairman & CEO is responsible for the financial performance of the entire Company. Our Chairman and our Vice Chairman & CEO are also eligible for all of the same compensation programs, perquisites and benefits as our other Named Executive Officers.

Our Chairman and our Vice Chairman & CEO do not participate in the Compensation Committee’s deliberations or decisions with regard to his own respective compensation or the compensation of any other such Named Executive Officer having the title of Chairman or of Vice Chairman & CEO.

Compensation of Other Named Executive Officers. The Compensation Committee reviews the competitive market compensation data for our peer group compiled by the independent outside consultant (Pay

Governance) each year. Upon doing so, our Compensation Committee establishes cash compensation “pay ranges” (inclusive of base salary and annual cash bonus) according to job title (such as Senior Executive Vice President and Executive Vice President). As explained in the Compensation Committee section within Corporate Governance, the Compensation Committee delegated certain authority to our Vice Chairman & CEO that permits him to adjust the base salaries of the other Named Executive Officers. The Vice Chairman & CEO does not have authority to modify his own base salary or that of the Chairman. After our Compensation Committee defines the cash compensation pay ranges, the Vice Chairman & CEO may then make changes to the other Named Executive Officer base salaries during the following year, provided such changes are within the parameters of the pay ranges designated by the Compensation Committee. Any proposed changes that do not fall within the established pay ranges require the approval of the Compensation Committee before any such changes become effective. At the Compensation Committee’s annual compensation review meeting, the Vice Chairman & CEO presents to our Compensation Committee his year-end total cash compensation recommendations for the other Named Executive Officers, and such recommendations include any base salary changes made by the Vice Chairman & CEO during the year. Our Compensation Committee then reviews and approves such recommendations. (For example, our Compensation Committee established cash compensation pay ranges in November 2012 for fiscal year 2013. The Vice Chairman & CEO has delegated authority to modify base salaries throughout 2013 within these ranges, if necessary. In November or December 2013, the Compensation Committee will review the Vice Chairman & CEO’s total cash compensation recommendations for the other Named Executive Officers, and such recommendations will include these base salary changes.) During 2012, our Vice Chairman & CEO did not make any increases to the other Named Executive Officer base salaries.

After conducting its review of our peer group’s compensation data, the Compensation Committee also evaluates and approves the annual cash bonus and long-term incentive compensation for the other Named Executive Officers. In making such determinations, the Compensation Committee considers the relevant factors and compensation elements, including each Named Executive Officer’s position and related responsibilities and overall individual and Company performance and achievements. Our Compensation Committee determines annual cash bonus and long-term incentive compensation near the end of the fiscal year.

Our Vice Chairman & CEO participates in the Compensation Committee’s discussions regarding the compensation and performance of the other Named Executive Officers. The Compensation Committee values the Vice Chairman & CEO’s evaluation of the other executives because he has direct knowledge of each person’s performance and contributions to the Company. The Compensation Committee does not use any formulaic methods or refer to any defined performance criteria or targets to set the compensation of the other Named Executive Officers. The Vice Chairman & CEO’s recommendations are influenced by factors that vary year-to-year, such as overall Company financial and operating performance, individual performance, stockholder return, compensation history and executive officer retention. Our Compensation Committee also contemplates such factors during the compensation determination process. Prior to the Compensation Committee’s discussions, the Vice Chairman & CEO may seek and consider input from the Chairman Emeritus and Chairman. However, other than the Vice Chairman & CEO, no other Named Executive Officer participates in the executive compensation discussions of the Compensation Committee.

Risk Management Related to Compensation. When reviewing and implementing the executive compensation program, the Company and our Compensation Committee formulate and adhere to certain practices that ensure consistent leadership and decision-making among our executive officers. The Compensation Committee assesses whether our program and practices are reasonably likely to have a material adverse effect on the Company and concluded they do not. The Compensation Committee does not believe our executive compensation program and practices are designed to promote or encourage unreasonable risk for the following reasons:

•	Base salaries are fixed amounts determined on an annual basis and are established after a broad range of factors (rather than specific performance measures) are considered.

•
Performance-based compensation represents a significant portion of our executive officers’ total cash compensation and is awarded under our discretionary annual cash bonus program. The discretionary nature of the program allows for determinations of executive officer annual cash bonuses to be based on several factors, as discussed under Performance-Based Compensation in the Elements of Executive Compensation section of this Proxy Statement. While annual cash bonuses generally reward short-term performance and achievements, this compensation also contributes to our long-term success by motivating executive officers to better our overall results and business.

•
We generally consider and apply the same performance measures and other factors for our annual cash bonus program for the Named Executive Officers, other executive and non-executive officers, management and non-executive employees.

•
Long-term incentive compensation is important to further aligning our executive officers’ interests with those of our stockholders, and it balances short- and long-term decision-making by our executives. Most of our stock awards have staggered or long-term vesting schedules, and the financial opportunity is realized through appreciation of our stock price over several years.

•	The vesting and exercising of stock awards granted under our Equity Plan may be prohibited if an executive officer is terminated for cause or under other circumstances as provided in the Equity Plan.

•	With respect to their stock ownership, our executive officers could lose significant value if our stock price was exposed to unreasonable risk.

•
Our performance-based and long-term incentive compensation are not formulaic but are determined on a discretionary basis by the Compensation Committee. Awards of these types of compensation are also not assured each year.

When structuring overall compensation practices for our non-executive employees, we consider whether our practices incentivize unreasonable risk-taking behavior and could consequently impact our risk management and oversight. We also evaluate the mix of pay and the elements of our executive compensation program (including the relative considered factors) as they apply to employees generally. Our non-executive employee compensation practices are reviewed in the context of current and significant risks to determine if the practices encourage or induce employees to take unreasonable risks, and we also take into account our other policies and procedures that operate to monitor and deter unreasonable risk (such as disciplinary or record-keeping policies). Management also notifies our Board of significant and across-the-board modifications to employee compensation practices. We concluded that our non-executive employee compensation practices do not encourage risks that are reasonably likely to have a material adverse effect on us.

Other Executive Compensation Policies and Considerations.

Stock Grant Practices. Under our Equity Plan, the Compensation Committee may grant stock options, SARs and restricted stock to our executive officers and non-employee directors. We do not have an annual equity program, and the Equity Plan does not require us to grant equity awards on an annual or otherwise regular basis. Therefore, our Compensation Committee does not grant equity awards on any pre-determined grant date, although the Compensation Committee has granted equity awards the last four years at its regular year-end meeting. The grant date is generally the same date as the meeting at which the Compensation Committee decides to grant equity awards. The Compensation Committee also considers the timing of such decisions to ensure that awards occur when neither the recipient nor the Compensation Committee possess material nonpublic information.

Pursuant to our Equity Plan, the purchase price of the common stock under each stock option is equal to the closing market price of our common stock on the date the option is granted. We do not necessarily consider the realized or unrealized value of prior stock option awards when determining the target economic value of new stock option awards because each grant is awarded as an incentive to drive future stockholder return. For stock options granted prior to the May 2007 Equity Plan amendments, the purchase price of the common stock under each option was equal to the closing market price of our common stock on the day prior to the date of grant. Restricted stock is awarded at no cost to the recipient.

Our Compensation Committee also establishes the vesting period for each grant. We have not granted any stock options to Named Executive Officers since 2007. All outstanding stock options granted to our Named Executive Officers vest over a six-year period and expire after ten years. The only stock option awards that have not fully vested are those awarded to Messrs. Leathers, Steele and Mullen in 2007. Of the initial 2007 grant, 25% will vest on November 29, 2013, at which time the 2007 grant will become fully vested.

The restricted stock granted by the Compensation Committee is subject to a service-based vesting schedule. The restricted stock granted in 2008 will vest five years after the grant date of the award. The restricted stock granted to Mr. Leathers in July 2011 vested over an 18-month period. All other awards of restricted stock vest annually in five equal installments beginning on either (i) the third anniversary of the grant date (2009 and 2010 grants) or (ii) the first anniversary of the grant date (2011 and 2012 grants). None of our restricted stock awards give the recipient any voting or dividend rights until such stock fully vests, nor do they have any post-vesting sales restrictions.

Our Equity Plan also permits the Compensation Committee to grant SARs to our executive officers and non-employee directors. No such awards were granted in 2012, nor have any SARs been granted at any other time.

Please refer to the preceding Long-Term Incentive Compensation section for additional details regarding stock option and restricted stock determinations. The Summary Compensation Table and Grants of Plan-Based Awards for 2012 table also provide information regarding equity compensation awarded to our Named Executive Officers. The Board has proposed amendments to our Equity Plan for stockholder approval, and information on such amendments is provided in the Proposal 2 - Approval of Amended and Restated Equity Plan section.

Executive Stock Ownership. Although we do not have formal stock ownership guidelines or requirements for our executive officers, our executive officers as a group beneficially own over 7% of the outstanding shares of our common stock. As discussed in this Proxy Statement, our Equity Plan permits us to grant nonqualified stock options, SARs and restricted stock to executive officers. Our executive officers may also increase their stock ownership by electing to participate in our Employee Stock Purchase Plan, as discussed under Benefits. The maximum annual contribution level for all employees is $20,000. The individual stock ownership of our Named Executive Officers is provided in the Beneficial Ownership table.

Tax Deductibility of Executive Compensation; Accounting Considerations. The Compensation Committee reviews estimated tax and accounting (pro forma expense) projections and implications and how these factors impact the material elements of our executive compensation program. Generally, executive salaries and performance-based compensation are accrued as expense over the requisite service period related to the particular compensation element (this period is typically equal to the performance period of the executive officer), and we realize a tax deduction upon the payment of the compensation to the executive.

Section 162(m) of the Internal Revenue Code prevents us from taking a tax deduction, in any one taxable year, for non-performance-based compensation in excess of $1 million paid to the CEO and the three next highest compensated executive officers (other than the CFO). We collectively refer to these executives as the “covered employees.” Certain compensation of the covered employees is specifically exempt from the deduction limit to the extent that such compensation does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m). The Compensation Committee carefully considers and monitors the effect of Section 162(m) on our executive compensation program and will structure executive compensation to preserve its tax deductibility under Section 162(m) while maintaining our ability to attract, motivate and retain high-quality executive officers. The Compensation Committee also believes there are circumstances where the interests of the Company and our stockholders are best served by maintaining flexibility in the manner compensation is provided. In those events, the Compensation Committee may, at its discretion, approve payments of nondeductible compensation if the Compensation Committee believes the circumstances warrant such payments. All amounts paid to the covered employees during 2012 qualified as deductible under Section 162(m), except for $99,109 paid to Greg Werner. Our aggregate cost of the lost tax deduction that resulted from exceeding the Section 162(m) deductibility limit in 2012 was approximately $41,000.

EMPLOYMENT ARRANGEMENTS

Each of our Named Executive Officers and other executive officers has been an employee of the Company for at least ten years, with the exception of Mr. Mullen, who joined the Company in 2006. None of our Named Executive Officers has any type of written employment agreement with us.

ARRANGEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Termination. None of our Named Executive Officers for 2012 has a severance agreement or severance benefit arrangement with us. We do not provide for incremental compensation or special treatment for incentive compensation in the event of a Named Executive Officer’s voluntary termination (such as resignation or retirement), termination for cause or termination by death or disability.

Change in Control. None of our Named Executive Officers has a change in control agreement with us, and we do not currently provide for incremental compensation or special treatment for incentive compensation related to a change in control except under the stockholder-approved Equity Plan, as described below.

Potential Benefits Payable Under the Equity Plan. Our Equity Plan permits the vesting of outstanding equity awards upon certain termination or resignation actions following a change in control. The Equity Plan provides that if a Named Executive Officer is terminated other than for “cause” or voluntarily resigns for “good reason” within the period beginning upon a change in control and ending on the second anniversary of the change in control, then (i) all outstanding stock options and SARs will become fully exercisable and (ii) all conditions and restrictions (other than those imposed by law) on outstanding restricted stock will be deemed satisfied as of the executive officer’s employment termination date. “Cause,” “good reason” and “change in control” are defined in the current stockholder-approved version of the Equity Plan.

The ensuing Potential Benefits Payable Under the Equity Plan table shows the potential benefits payable to each Named Executive Officer due to the occurrence of either the termination or resignation event described in the Equity Plan. The amounts of the potential benefits represent the estimated value of all unvested equity awards that would fully vest upon either event, assuming such event occurred on December 31, 2012 (the last day of our fiscal year) and a stock price of $21.67 per share, which was the NASDAQ closing market price of our common stock on the same date. These amounts are the same for both events and are reflected in the “Potential Benefit” column.

POTENTIAL BENEFITS PAYABLE UNDER THE EQUITY PLAN
Name	Number of Unvested Shares Vesting	Potential Benefit ($)(1)
Gary L. Werner	118,000 (Restricted Stock)	2,557,060
Gregory L. Werner	118,000 (Restricted Stock)	2,557,060
Derek J. Leathers	6,250 (Stock Options) 144,000 (Restricted Stock)	3,148,543
John J. Steele	3,750 (Stock Options) 25,800 (Restricted Stock)	575,924
James A. Mullen	2,500 (Stock Options) 32,600 (Restricted Stock)	717,667

(1)
The actual exercise price of the stock options (as specified in each Named Executive Officer’s respective award agreement) is $17.18 per share. The potential benefit for stock options is calculated as the difference between the exercise price and the $21.67 closing market price. Shares of restricted stock do not have an exercise price, thus the potential benefit was calculated using only the $21.67 closing market price.

REPORT OF THE COMPENSATION COMMITTEE

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the U.S. Securities and Exchange Commission, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.
In conjunction with the preparation of the Annual Report on Form 10-K for 2012 of Werner Enterprises, Inc. (the “Company”) and this Proxy Statement for the Annual Meeting of Stockholders to be held May 14, 2013, the Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section (required by Item 402(b) of Regulation S-K of the U.S. Securities and Exchange Commission) of this Proxy Statement.

Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for 2012.
Patrick J. Jung, Chair
Kenneth M. Bird, Ed.D.
Dwaine J. Peetz, Jr., M.D.

SUMMARY COMPENSATION TABLE

The Summary Compensation Table presents all elements of compensation for our Named Executive Officers for 2010, 2011 and 2012 as follows:

•	Salary: Refers to Base Salary.

•	Bonus: Refers to Performance-Based Compensation.

•
Stock Awards: Refers to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation – Stock Compensation).

•	All Other Compensation: Represents the aggregate amount of:
(i)Perquisites and other personal benefits having an aggregate value in excess of $10,000;
(ii)Matching Company contributions to the 401(k) Plan;
(iii)Insurance premiums paid by the Company;
(iv)Tax reimbursements; and
(v)Matching Company contributions under the Employee Stock Purchase Plan.

You should read the Summary Compensation Table in conjunction with the Compensation Discussion and Analysis section and the tables and narrative descriptions that follow. Executive deferrals to our 401(k) Plan and nonqualified deferred compensation plan are included in the appropriate column (typically the “Salary and/or Bonus” columns) for which the compensation was earned.

The “Non-Equity Incentive Plan Compensation” and “Option Awards” columns are omitted from the Summary Compensation Table because we did not make any of these awards in 2010, 2011 or 2012. We have also removed the “Nonqualified Deferred Compensation Earnings” column from the Summary Compensation Table because none of the earnings on the nonqualified deferred compensation balances of our Named Executive Officers were above-market or preferential earnings.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation($)(3)	Total ($)
Gary L. Werner – Chairman	2012	505,000	300,000	852,000	30,829	1,687,829
	2011	453,077	300,000	650,700	26,158	1,429,935
	2010	355,000	230,000	619,200	27,604	1,231,804
Gregory L. Werner – Vice Chairman & CEO	2012	720,000	350,000	852,000	30,067	1,952,067
	2011	720,000	350,000	650,700	26,406	1,747,106
	2010	720,000	350,000	619,200	27,598	1,716,798
Derek J. Leathers – President & COO	2012	519,003	320,000	905,600	41,433	1,786,036
	2011	484,388	320,000	932,000	37,461	1,773,849
	2010	401,696	260,000	619,200	39,553	1,320,449
John J. Steele – Executive Vice President, Treasurer & CFO	2012	235,000	115,000	170,400	17,283	537,683
	2011	225,000	130,000	130,140	17,681	502,821
	2010	210,000	110,000	103,200	15,478	438,678
James A. Mullen – Executive Vice President and General Counsel(4)	2012	359,877	110,000	191,700	5,833	667,410
	2011	342,665	125,000	151,830	5,487	624,982

(1)
Annual cash bonus awards are made under the annual cash bonus program. Bonuses reported in this column were awarded by the Compensation Committee on November 29, 2012; November 28, 2011; and November 30, 2010, respectively.

(2)
The stock awards reported in this column and the associated valuation assumptions are also disclosed in the Grants of Plan-Based Awards for 2012 table. The Outstanding Equity Awards at December 31, 2012 tables also include these stock awards.

(3)	Refer to the All Other Compensation for 2012 table for a more detailed explanation of the compensation reported in this column.
(4)	Mr. Mullen was not a Named Executive Officer in 2010.

ALL OTHER COMPENSATION FOR 2012

The table below shows the components of “all other compensation” provided in 2012 to the Named Executive Officers, as reported in the preceding Summary Compensation Table.

ALL OTHER COMPENSATION FOR 2012
Name	Perquisites & Other Personal Benefits ($)	Tax Reimbursements ($)(1)	Company Contributions to 401(k) Plan ($)	Company Contributions to Employee Stock Purchase Plan ($)	Severance Payments/ Accruals ($)(2)	Total ($)
Gary L. Werner	20,435(3)	10,394	—	—	—	30,829
Gregory L. Werner	19,673(4)	10,394	—	—	—	30,067
Derek J. Leathers	19,346(5)	16,466	2,384	3,237	—	41,433
John J. Steele	8,800(6)	4,733	1,540	2,210	—	17,283
James A. Mullen	1,079(7)	1,164	1,974	1,616	—	5,833

(1)
The amounts reported in this column are the tax gross-ups for Company vehicle use for Gary Werner and Greg Werner. The amount reported for Mr. Leathers represents tax gross-ups of $8,442 for Company vehicle use and $8,024 for personal use of the corporate aircraft when his spouse accompanied him on Company-related business trips. The amount reported for Mr. Steele represents tax gross-ups of $4,056 for Company vehicle use and $677 for personal use of the corporate aircraft when his spouse accompanied him on a Company-related business trip. The amount reported for Mr. Mullen represents tax gross-ups of $1,164 for personal use of the corporate aircraft when his spouse accompanied him on a Company-related business trip.

(2)	In 2012 we did not, and do not currently, have any employment, termination or change in control arrangements with any of the Named Executive Officers.
(3)	Perquisites and personal benefits include $14,215 for use of one Company vehicle; $5,141 for legal and income tax preparation services; and $1,079 for personal medical care membership program.
(4)	Perquisites and personal benefits include $14,215 for use of one Company vehicle and $5,458 for legal and income tax preparation services.
(5)	Perquisites and personal benefits include $11,658 for use of one Company vehicle; $6,609 for Company-paid country club membership; and $1,079 for personal medical care membership program.
(6)	Perquisites and personal benefits include $7,721 for use of one Company vehicle and $1,079 for personal medical care membership program.
(7)	Perquisites and personal benefits include $1,079 for personal medical care membership program.

Our contributions on behalf of the Named Executive Officers to the 401(k) Plan and Employee Stock Purchase Plan are made on the same terms as provided to all of our eligible employees in the United States. In addition to the above-mentioned compensation, the Named Executive Officers also participated in voluntary health and welfare benefit programs that are available and comparable to such programs for all eligible U.S. employees.

GRANTS OF PLAN-BASED AWARDS FOR 2012

The following Grants of Plan-Based Awards for 2012 table sets forth information regarding restricted stock and stock option awards granted to Named Executive Officers under our Equity Plan during 2012. Columns required by the SEC regulations are omitted where there is no amount to report or such column is inapplicable for all of the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR 2012
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Gary L. Werner	11/29/2012	40,000	852,000
Gregory L. Werner	11/29/2012	40,000	852,000
Derek J. Leathers	07/27/2012	40,000	905,600
John J. Steele	11/29/2012	8,000	170,400
James A. Mullen	11/29/2012	9,000	191,700

(1)
The stock awards reported in these columns are also disclosed in the Summary Compensation Table and Outstanding Equity Awards at December 31, 2012 tables and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.

(2)
The fair value of the restricted stock is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting. The present value of estimated future dividends for the July 27, 2012 grant was calculated based on a $0.05 quarterly dividend amount per share and 0.8% risk-free interest rate. The present value of estimated future dividends for the November 29, 2012 grant was calculated based on a $0.05 quarterly dividend amount per share and 0.7% risk-free interest rate. Further discussion of the valuation and assumptions regarding our stock awards is provided in Note 6 of our Consolidated Financial Statements in our Annual Report on Form 10-K for 2012.

OUTSTANDING EQUITY AWARDS AT 2012 YEAR-END

The tables that follow present information regarding all outstanding equity awards held by each of the Named Executive Officers as of December 31, 2012. The stock option and restricted stock awards disclosed in these tables were granted under our long-term incentive program. Stock option and restricted stock awards reported in these tables with grant dates before 2010 are not disclosed in the Summary Compensation Table and therefore constitute additional compensation not otherwise reported in this Proxy Statement; restricted stock awards with grant dates in 2010, 2011 and 2012 are also disclosed in the Summary Compensation Table.

Both stock option and restricted stock awards are contingent upon the recipient’s continued employment with the Company through each vesting date. If the recipient’s employment with us is terminated, each portion of an award for which the vesting date has not occurred will be forfeited pursuant to our Equity Plan and the recipient’s award agreement.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012
Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)(1)	Option Expiration Date
Gary L. Werner		—	—	—	—	—
Gregory L. Werner		—	—	—	—	—
Derek J. Leathers	05/19/2004	35,000	—	—	18.33	05/20/2014
	10/21/2005	20,000	—	—	16.68	10/22/2015
	11/29/2007	18,750	6,250(2)	—	17.18	11/30/2017
John J. Steele	05/19/2004	20,000	—	—	18.33	05/20/2014
	10/21/2005	15,000	—	—	16.68	10/22/2015
	11/29/2007	11,250	3,750(2)	—	17.18	11/30/2017
James A. Mullen	11/29/2007	7,500	2,500(2)	—	17.18	11/30/2017

(1)
Pursuant to our Equity Plan, the exercise price is equal to the closing market price on the date of grant. For earlier grants made prior to the May 2007 Equity Plan amendments, the exercise price was equal to the closing market price on the day before the grant date.

(2)	The remaining unexercisable options (representing 25% of the total initial grant) will vest on November 29, 2013.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2012
Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Werner	12/01/2009	24,000(2)	520,080	—	—
	11/30/2010	30,000(3)	650,100	—	—
	11/28/2011	24,000(4)	520,080	—	—
	11/29/2012	40,000(5)	866,800	—	—
Gregory L. Werner	12/01/2009	24,000(2)	520,080	—	—
	11/30/2010	30,000(3)	650,100	—	—
	11/28/2011	24,000(4)	520,080	—	—
	11/29/2012	40,000(5)	866,800	—	—
Derek J. Leathers	07/31/2008	30,000(6)	650,100	—	—
	12/01/2009	24,000(2)	520,080	—	—
	11/30/2010	30,000(3)	650,100	—	—
	07/29/2011	20,000(7)	433,400	—	—
	07/27/2012	40,000(8)	866,800	—	—
John J. Steele	12/01/2009	8,000(2)	173,360	—	—
	11/30/2010	5,000(3)	108,350	—	—
	11/28/2011	4,800(4)	104,016	—	—
	11/29/2012	8,000(5)	173,360	—	—
James A. Mullen	12/01/2009	8,000(2)	173,360	—	—
	11/30/2010	10,000(3)	216,700	—	—
	11/28/2011	5,600(4)	121,352	—	—
	11/29/2012	9,000(5)	195,030	—	—

(1)
Market value is calculated by multiplying the number of restricted stock shares that have not vested by the closing market price of our common stock ($21.67 per share) on December 31, 2012 (the last trading day of our fiscal year).

(2)	Remaining restricted stock vests in four equal installments on December 1, 2013, 2014, 2015 and 2016.
(3)	Remaining restricted stock vests in five equal installments on November 30, 2013, 2014, 2015, 2016 and 2017.
(4)	Remaining restricted stock vests in four equal installments on November 28, 2013, 2014, 2015 and 2016.
(5)	Remaining restricted stock vests in five equal installments on November 29, 2013, 2014, 2015, 2016 and 2017.
(6)	Restricted stock vests on July 31, 2013.
(7)	Remaining restricted stock vested on January 29, 2013.
(8)	Remaining restricted stock vests in five equal installments on July 27, 2013, 2014, 2015, 2016 and 2017.

OPTION EXERCISES AND STOCK VESTED FOR 2012

The following Stock Option Exercises and Stock Vested for 2012 table provides information regarding (i) stock options that were exercised by our Named Executive Officers and (ii) shares of restricted stock that vested during 2012. The value realized on exercise of stock options and the value realized on vesting of stock awards reflect the total pre-tax value realized by the Named Executive Officers. The value realized on exercise of stock options is calculated by subtracting the aggregate exercise price of the exercised options from the aggregate market value of the shares of common stock acquired on the exercise date. The number of shares and value realized on exercise of stock options includes shares sold to pay the exercise price and applicable withholding taxes. The value realized on vesting of stock awards is the aggregate market value of the shares of common stock on the date the shares became vested. The number of shares and value realized on vesting of stock awards includes shares that were withheld at the time of vesting to satisfy tax withholding requirements.

STOCK OPTION EXERCISES AND STOCK VESTED FOR 2012
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary L. Werner	100,000	440,080	12,000	259,620
Gregory L. Werner	100,000	440,080	12,000	259,620
Derek J. Leathers	—	—	26,000	593,780
John J. Steele	—	—	3,200	69,148
James A. Mullen	—	—	3,400	73,496

NONQUALIFIED DEFERRED COMPENSATION FOR 2012

We established a nonqualified deferred compensation plan in 2005 for eligible key employees whose 401(k) Plan contributions were limited by IRS regulations affecting highly compensated employees. This plan is subject to the requirements of Section 409A of the Internal Revenue Code and is administered in good faith compliance with Section 409A.

The nonqualified deferred compensation plan also permits us to make matching contributions to participant accounts. We did not make any such matches in 2012 and have not done so since adopting the plan.

Deferrals. Under the nonqualified deferred compensation plan, eligible employees are permitted to defer a portion of their base salary on a pre-tax basis. Beginning on January 1, 2010, participants were also permitted to defer amounts from performance-based compensation. Such deferred amounts must be within the annual dollar limitations we establish. Through December 31, 2008, the annual dollar limitations were determined so that the combined sum of a highly compensated participant’s 401(k) Plan contributions and nonqualified deferred compensation plan contributions would approximate the maximum contribution amount available to non-highly compensated employees who participate in the 401(k) Plan. Beginning January 1, 2009, certain participants were allowed to defer combined amounts that exceed the maximum 401(k) Internal Revenue Code deferral limits for non-highly compensated employees. Prior to the enrollment period for the next year, management establishes maximum deferral limits that correspond to participants’ job titles (such as Senior Vice President or Vice President). The maximum deferral limits for the 2012 nonqualified deferred compensation plan year ranged from $9,000 to $54,000 and will remain unchanged for the 2013 plan year. The maximum deferral limit for each of the Named Executive Officers was $54,000 for the 2012 plan year and is $54,000 for the 2013 plan year.

Earnings. Each participant in the nonqualified deferred compensation plan selects one or more investment funds available under the plan in which their contributed amounts of deferred compensation are deemed to be invested. Deferred compensation accounts will then accrue earnings based on the return of the selected investment funds. The participant may change how their deferred compensation is allocated to the investment funds at any time, subject to limitations imposed by the plan. Changes generally become effective as of the first trading day following the change. We do not pay preferential earnings or guarantee above-market earnings on any investments made under the plan. Any appreciation or depreciation in a plan participant’s account is due solely to the participant’s contributions and the underlying performance of the investment funds selected by the participant.

Distributions and “In Service” Withdrawals. At the time of making their deferral election for the year, a participant elects under his salary deferral agreement whether the resulting deferred compensation will be distributed to him in annual installments or a lump sum. Distributions are made after the executive officer’s retirement or termination from the Company. Participants who separate from service with the Company (as described in the plan) will generally not receive distributions from the plan until 12 months after the separation date. Under certain circumstances, participants may also elect to receive scheduled or hardship “in service” withdrawals while still employed with us. The specific distribution options in this case depend upon the plan provisions. None of our Named Executive Officers received distributions or “in service” withdrawals during 2012.

The Nonqualified Deferred Compensation for 2012 table below presents the following information related to our nonqualified deferred compensation plan and Named Executive Officer participants:

•
Executive Contributions in 2012: Reflects voluntary executive deferrals of base salary and performance-based compensation (annual bonus). These deferrals are included in the “Salary” and “Bonus” columns of the Summary Compensation Table.

•	Company Contributions in 2012: No such contributions were made.

•
Aggregate Earnings in 2012: Reflects the earnings and/or losses on account balances. None of the earnings are above-market or preferential earnings and were therefore not included in the Summary Compensation Table.

•	Aggregate Withdrawals and Distributions in 2012: No withdrawals or distributions were made.

•
Aggregate Balance as of December 31, 2012: Reflects the total market value of the Named Executive Officer’s nonqualified deferred compensation account, including such participant’s contributions and earnings to date.

NONQUALIFIED DEFERRED COMPENSATION FOR 2012
Name	Executive Contributions in 2012 ($)(1)	Company Contributions in 2012 ($)	Aggregate Earnings (Losses) in 2012 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2012 ($)(3)
Gary L. Werner	17,004	—	14,211	—	117,196
Gregory L. Werner	8,502	—	10,095	—	96,112
Derek J. Leathers	53,976	—	25,471	—	235,629
John J. Steele	54,002	—	27,342	—	254,151
James A. Mullen	24,040	—	12,787	—	123,537

(1)	The amounts disclosed in this column are reported as compensation and included within the amounts in the “Salary” and “Bonus” columns of the Summary Compensation Table.
(2)
We do not provide above-market or preferential earnings on nonqualified deferred compensation plan balances; therefore, we did not report any portion of these amounts in the Summary Compensation Table pursuant to SEC rules.

(3)
Of these balances, the following executive contributions were reported in the “Salary” and “Bonus” columns of the Summary Compensation Table in our proxy statements for 2010 and 2011: Gary Werner, $34,008; Greg Werner, $17,004; Mr. Leathers, $102,000; Mr. Steele, $102,000; and Mr. Mullen, $24,040.

PROPOSAL 2 — APPROVAL OF AMENDED AND RESTATED EQUITY PLAN

WERNER ENTERPRISES, INC. AMENDED AND RESTATED EQUITY PLAN

On March 18, 2013, the Compensation Committee adopted the Werner Enterprises, Inc. Amended and Restated Equity Plan (the "Amended Equity Plan") and recommended the Amended Equity Plan to the full Board of Directors for approval. On March 21, 2013, the Board of Directors adopted and approved the Amended Equity Plan, subject to stockholder approval. Our original plan, the Werner Enterprises, Inc. Stock Option Plan, was initially adopted by stockholders on June 9, 1987 at the annual meeting and was subsequently amended and restated in 1988, 1994, 2000, 2004 and 2007, at which time it was renamed the Werner Enterprises, Inc. Equity Plan (the "Equity Plan"). The Equity Plan was approved by stockholders at our Annual Meeting of Stockholders on May 8, 2007. The Amended Equity Plan will become effective immediately upon stockholder approval of this proposal at the 2013 Annual Meeting. If our stockholders do not approve this proposal, the Equity Plan will remain unchanged from the plan adopted by the stockholders in 2007.

As discussed in our Compensation Discussion and Analysis, we believe that equity compensation awarded under our long-term incentive program aligns the interests of key employees and non-employee directors with the interests of stockholders and provides equity ownership opportunities. As modified, the Amended Equity Plan will enable the Company to further its eligibility to deduct for federal income tax purposes certain performance-based equity awards that may be granted to our named executive officers in accordance with Section 162(m) of the Internal Revenue Code (the "Code"). As required by the Code, we are seeking stockholder approval of the Amended Equity Plan, including the material terms of the performance goals under which compensation may be paid that is intended to meet the performance-based compensation exception under Section 162(m) of the Code.

The amendments to the Equity Plan relate primarily to specific language and requirements to be followed by our Compensation Committee when issuing "qualified performance-based compensation" awards to our named executive officers. Under the Amended Equity Plan, performance goals selected must be established in writing by the Compensation Committee and may be based on one or more performance criteria outlined below. The performance goals for the named executive must also be based on an objective formula or standard determined by the Compensation Committee. Prior to any vesting of "qualified performance-based compensation" awards, the Compensation Committee must certify in writing that all of the required performance goals and other material terms of the arrangement have been met. In addition, material terms of the performance goals outlined within the Amended Equity Plan must be disclosed to and re-approved by the stockholders every five years.

The following summary of the material provisions of the Amended Equity Plan, as proposed to be approved by stockholders, is qualified in its entirety by reference to the complete text of the Amended Equity Plan, which is attached as Appendix A to this Proxy Statement and incorporated by reference into this proposal. As used in the following summary, the term “Plan” means the Amended Equity Plan. We encourage you to review the entire Amended Equity Plan before casting your vote on the proposal.

Changes From Current Equity Plan. Generally, with the exceptions noted immediately below, the Amended Equity Plan contains the same features, terms and conditions as the current version of the plan. The material changes made to the Equity Plan are as follows:

•
The Amended Equity Plan will add specific requirements that must be followed when issuing "qualified performance-based compensation" intended to meet the performance-based compensation exception under Section 162(m) of the Code. Under the terms of the Amended Equity Plan, such performance-based compensation may be in the form of either equity or cash compensation. This amendment is being made primarily to preserve the tax-deductibility of our performance-based compensation.

•
The Amended Equity Plan will permit grants of restricted stock units, which may be settled in shares or cash, at the Compensation Committee's sole discretion. We believe restricted stock units will permit us to structure equity awards for employees in certain foreign jurisdictions, with a goal of providing such employees with the opportunity to participate in the long-term growth and financial success of the Company but also result in more favorable tax treatment for such employees under the income tax regulations of such foreign jurisdictions.

•
We propose removing the plan provision which limited the maximum number of shares granted to any one person to 2,562,500 shares during the Equity Plan's duration. The Amended Equity Plan will establish an annual limit of 500,000 shares in the aggregate to any one person.

•	Under the Amended Equity Plan, the Compensation Committee would be able to offer share withholding as an alternative for participants to pay the option price upon exercise of a stock option.

•
The Amended Equity Plan would explicitly state that the Compensation Committee shall not have the power to reprice previously granted stock options or stock appreciation rights or cancel and grant substitute awards with a lower price, without the approval of the Company's stockholders.

•	The Amended Equity Plan will terminate 10 years after the effective date. The current Equity Plan has no fixed termination date.

•	Performance awards granted under the Amended Equity Plan will be subject to clawback or recoupment if required by Company policy or applicable law.

•	The Amended Equity Plan would add provisions that specifically address the termination of a non-employee director.

Purpose of the Plan. The purpose of the Plan is to advance the Company's interests and the interests of its stockholders by attracting, motivating and retaining those individuals whose skill and initiative enhance the Company's continued success, growth and profitability. Awards under the Plan further align the interests of our employees and non-employee directors with those of our stockholders by providing them with participatory rights in the future success and growth of the Company through the purchase or awarding of shares of common stock or the awarding of restricted stock units or stock appreciation rights.

Administration of the Plan. The Plan is administered by our Compensation Committee. The Compensation Committee, pursuant to the terms of the Plan, may interpret the provisions of the Plan; select eligible persons to receive awards; determine the type of grant, either in the form of restricted stock, stock options, restricted stock units, stock appreciation rights or combinations thereof; determine the number of shares subject to the grant; and determine the time and conditions of vesting or exercise and all other terms of the award. The Plan provides that the Board or Compensation Committee may delegate its authority under the Plan to a select group of directors (which may include officers of the Company) or to a senior executive officer, subject to guidelines prescribed by the Board or Compensation Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

Term of the Plan. The Plan will become effective immediately upon stockholder approval and will terminate 10 years after it becomes effective unless terminated earlier by the Board of Directors.

Shares Available. The shares of common stock of the Company issued or to be issued under the Plan may be authorized and unissued shares of common stock, treasury stock or a combination thereof. The maximum number of shares of common stock that may be issued under the Plan is 20 million shares. We are not proposing an increase to the maximum number of shares in the Amended Equity Plan. As of December 31, 2012, approximately 7.7 million shares of common stock were available for future issuance under the Plan, which represents approximately 10% of the shares outstanding as of March 25, 2013. (Our awards under the Plan in 2012 totaled 268,000 shares or approximately 0.4% of our weighted average outstanding shares for 2012.)

Any shares subject to an award that are not used will again be available for distribution under the Plan and may include (i) shares for which the terms and conditions of the award are not met, (ii) an award that expires or is terminated for any reason, (iii) an award that is settled in cash or (iv) shares that are used for the full or partial payment of the option exercise price or retained by the Company to satisfy tax withholding obligations.

If there is a change in the shares of common stock of the Company because of a recapitalization, stock split, stock dividend or consolidation of the common stock, or a merger, consolidation or sale of the Company, a corresponding equitable and proportionate adjustment shall be made to (i) the number of shares available for issuance under the Plan, (ii) the limit on the number of shares that may be granted to a person in any one calendar year and (iii) the number of shares that are the subject of any outstanding award.

Limitation of the Plan. Benefits awarded to any plan participant in any one year may not exceed 500,000 total shares of common stock authorized for issuance under the Plan, which represents approximately 2.5% of the shares authorized for issuance under the Plan.

Performance-Based Criteria. Section 162(m) of the Code limits publicly held companies to an annual deduction for federal income tax purposes of $1.0 million for compensation paid to their CEO and the three next highest compensated executive officers (other than the CFO) determined at the end of each year (referred to as covered employees). However, performance-based compensation that meets certain conditions is excluded from this limitation.

Any awards that the Compensation Committee intends to qualify for the Section 162(m) performance-based compensation deduction exemption must be based on pre-established, objective performance goals. These goals must be established by the Compensation Committee in writing no later than 90 days after the beginning of the service period to which the award relates and while the outcome is substantially uncertain (i.e., before 25% of the performance period has elapsed). Performance goals must be based on an objective formula or standard and may be based on specified levels of or growth in one or more of the following criteria: earnings per share; revenues; operating income; operating expense ratios; net income; return on stockholders' equity; return on assets; return on invested capital; cost of capital; return on revenues; gross margin; net operating margin; market share; cash flow; total shareholder return; common stock price; market capitalization; price to earnings ratio; financial return ratios; accounts receivable days outstanding;

or any variation or combination of the foregoing. Before the recipient may receive any payment, the Compensation Committee must certify in writing that all of the performance goals have been met. In addition, the material terms of the performance goals must be disclosed to and re-approved by the stockholders every five years.

Restricted Stock. The Compensation Committee may award shares of restricted stock under the Plan. The restricted stock will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted stock award agreement and may be granted in the form of performance-based awards or fixed awards with service-based vesting.

Stock Options. The Plan permits the granting of stock options that entitle the holder, upon exercise of the option, to purchase from the Company shares of common stock at a specified exercise price. Such options are nonqualified stock options which do not qualify for any special tax treatment under the Code. The exercise price per share for any stock option will not be less than the fair market value of a common share on the date of grant. No stock option may be exercised more than ten years after its date of grant. The Compensation Committee also sets the exercise schedule and any other terms, provisions and conditions of the options. Options may be exercised upon notice to the Company and payment of the option exercise price and any payroll taxes due. Additionally, if approved by the Compensation Committee, the exercise price for an option may also be satisfied by delivery of already owned shares of common stock or by withholding shares otherwise deliverable to the participant pursuant to the option, valued at its fair market value as of the time of exercise, equal to the option price.

Restricted Stock Units. The Compensation Committee may award restricted stock units, which entitle the holder, upon vesting, to receive from the Company shares of common stock or cash, as determined by the Compensation Committee. Each restricted stock unit is equivalent to one share of Company common stock, without dividend or voting privileges during the restriction period. Restricted stock units may be granted in the form of performance-based awards or fixed awards with service-based vesting.

Stock Appreciation Rights. The Compensation Committee may also grant stock appreciation rights ("SARs") in combination with underlying stock options. SARs entitle the holder upon exercise to receive an amount in shares or cash, determined at the sole discretion of the Compensation Committee, equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of a common share on the SARs' date of grant. The payment upon a SAR exercise shall be solely in whole shares of equivalent value or cash. Fractional shares will be rounded up to the nearest whole share with no cash consideration paid.

Change in Control Provisions. The Amended Equity Plan provides that, if, within the two-year period beginning on the date of a change in control (as defined in the Amended Equity Plan), an employee resigns for "good reason" or is terminated by the Company other than for "cause", (as the terms "good reason" and "cause" are defined in the Amended Equity Plan), then all stock options and SARs will become fully vested and immediately exercisable, and the restrictions and performance objectives applicable to outstanding shares of restricted stock and restricted stock units will be deemed satisfied. The Board or the Compensation Committee may also make certain adjustments and substitutions in connection with a change in control or similar transactions or events as described in Section 16 of the Amended Equity Plan.

Termination of Non-Employee Directors. If a non-employee director is removed from the Board for misconduct, all stock options and SARs and all unvested shares of restricted stock and restricted stock units will be immediately forfeited. In all other circumstances, if a non-employee director ceases to be a member of the Board, all stock options and SARs will immediately become vested and exercisable and all restrictions applicable to shares of restricted stock or restricted stock units shall lapse and such shares shall become fully vested and nonforfeitable.

Eligibility Under the Plan. Any key employee or non-employee director is eligible to receive awards under the Plan. Currently, the Company believes approximately 250 persons are eligible to participate in the Plan, including nine executive officers, 236 other employees and five non-employee directors.

New Plan Benefits. No determination has been made with respect to the future recipients of awards under the Plan, and it is not possible to specify the names or positions of persons to whom awards will be granted, or the number of shares, within the limitations of the Plan, to be covered by such awards. However, as required by SEC rules, the table that follows shows the number and dollar value benefit of all Plan awards granted during fiscal 2012 to (i) each of our named executive officers, (ii) all current executive officers as a group, (iii) all non-employee directors as a group, and (iv) all employees who are not executive officers as a group. No awards have been granted to date during 2013.

NEW PLAN BENEFITS — 2012 AWARDS
Name and Position	Dollar Value ($)(1)	Number of Shares of Restricted Stock (#)
Gary L. Werner, Chairman	852,000	40,000
Gregory L. Werner, Vice Chairman & CEO	852,000	40,000
Derek J. Leathers, President & COO	905,600	40,000
John J. Steele, Executive Vice President, Treasurer & CFO	170,400	8,000
James A. Mullen, Executive Vice President and General Counsel	191,700	9,000
Executive Officers Group	3,557,450	164,500
Non-Executive Directors Group	107,450	5,000
All Non-Executive Officer Employees Group	2,105,350	98,500

(1)
Amounts reflect grant date fair value of the award, which will be earned over the vesting period of each individual's specific grant. The fair value of the restricted stock is based upon the market price of the underlying common stock on the grant date, reduced by the present value of estimated future dividends because the award is not entitled to receive dividends prior to vesting.

Recoupment. All awards are subject to mandatory repayment if the participant becomes subject to any clawback or recoupment under applicable law or Company policy, if such Company policy is adopted.

Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any stock option or SAR to less than fair market value on the date of grant, (ii) increase the maximum number of shares available for issuance under the Plan or (iii) adversely affect in an material way any award previously granted under the Plan, without the written consent of the participant of such award.

Federal Income Tax Consequences. The following general summary of the typical U.S. federal income tax consequences of the issuance, vesting, exercise and sale of restricted stock, stock options, restricted stock units and stock appreciation rights under the Plan is based on existing provisions of the Code, applicable Treasury regulations, administrative rulings and judicial decisions, all of which are subject to change. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. If an award fails to comply with Section 409A of the Code, the award may be subject to immediate taxation, interest and tax penalties in the year the award vests or is granted. This summary does not describe any foreign, state, local or other tax consequences that may also apply. Because individual circumstances vary, the Company advises all recipients to consult their own tax advisor concerning the tax implications of any awards granted under the Plan.

Restricted Stock. Restricted stock is awarded and settled from shares of common stock reserved for issuance under the Plan and generally is not subject to income tax at grant. A recipient of restricted stock has taxable income in an amount equal to the excess of the fair market value of the shares of common stock received on the date the restricted stock vests over any consideration paid for the shares. Restricted stock vests either when it is no longer subject to a “substantial risk of forfeiture” or when it is freely transferable to a third party. The taxable income constitutes wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. The recipient will have a basis in his or her shares of common stock equal to the value of the shares on the vesting date, at which time the holding period for the shares will begin. In general, a sale of the shares will produce capital gain or loss that will be long term or short term depending on the period of time included in the recipient's holding period.

Stock Options. Generally, an optionee will not be deemed to receive any income for federal income tax purposes upon the grant of any option under the Plan, nor will the Company be entitled to a tax deduction at that time. Upon the exercise of a nonqualified option, the optionee will be deemed to have received taxable income in an amount equal to the excess of the market price of the shares received on the exercise date over the exercise price of the shares, and the Company will be allowed a corresponding income tax deduction in the same amount. Special federal income tax rules apply if the optionee uses shares of common stock to pay all or part of the option exercise price.

Restricted Stock Units. A recipient of a restricted stock unit award settled in shares of common stock is generally treated in the same manner as a recipient of restricted stock. Restricted stock unit awards settled in cash will be taxable as ordinary income to the recipient at the time the cash payment is received.

Stock Appreciation Rights. To the extent that the requirements of the Code are met, there are no immediate tax consequences to a recipient when a SAR is granted. When a recipient exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares are included in the recipient's gross income for income tax purposes in an amount equal to the fair market value of the shares on the date of exercise. Payments made in cash will be taxable as ordinary income to the recipient at the time that it is received. In the same year, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize.

Limitation on Deduction of Certain Compensation. A publicly held corporation may not deduct compensation over $1 million that is paid in any year to one of its executive officers who is a “covered employee” under Section 162(m) of the Code unless the compensation constitutes “qualified performance-based” compensation under the Code. The Compensation Committee may attempt to ensure that awards under the Plan will qualify for deduction, but may not necessarily do so in every instance.

Other Considerations. Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Code to the extent that such payments, when aggregated with other payments subject to Section 280G of the Code, exceed the limitations contained in that provision. Such excess parachute payments may not be deductible by the Company and may be subject to an excise tax payable by the recipient.

Equity Compensation Plan Information. The following table summarizes, as of December 31, 2012, information about compensation plans under which our equity securities are authorized for issuance. We do not have any equity compensation plans that were not approved by stockholders.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	1,615,769(1)	$17.92(2)	7,651,757

(1)	Includes 815,550 shares to be issued upon vesting of outstanding restricted stock awards.
(2)	The weighted-average exercise price does not take into account the shares to be issued upon vesting of outstanding restricted stock awards, which have no exercise price.

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 2

Stockholder approval of this proposal is required. We urge you to read the text of the Amended Equity Plan, which is attached to this Proxy Statement as Appendix A and incorporated by reference into this proposal. We believe the modifications to the Equity Plan will result in additional benefit to the Company while continuing our practice of compensating our executives through programs that emphasize performance. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Werner Enterprises, Inc., hereby approve the Werner Enterprises, Inc. Amended and Restated Equity Plan, including the material terms of the performance goals under such plan.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Werner Enterprises, Inc. Amended and Restated Equity Plan, including the material terms of the performance goals under such plan. The Designated Proxy Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the approval of the Amended and Restated Equity Plan.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP (“KPMG”) is our independent registered public accounting firm. The table below sets forth the aggregate fees billed to us by KPMG for professional audit services rendered in connection with the audit of our annual financial statements and internal control over financial reporting for 2012 and 2011. KPMG did not provide any other services to us during those periods.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES FOR 2012 AND 2011
	2012 ($)	2011 ($)
Audit Fees	432,445	414,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	432,445	414,500

Audit Fees. Audit fees consist of fees for (i) the audit of our annual financial statements included in our Annual Reports on Form 10-K for 2012 and 2011, (ii) review of our financial statements included in our Quarterly Reports on Form 10-Q during such periods and (iii) the audit of our internal control over financial reporting during such periods.

Audit-Related Fees. Audit-related fees consist of fees (i) for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements and are not reported under Audit Fees and (ii) fees related to audit and attest services not required by laws or regulations and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees are defined as fees for professional services for tax compliance, tax advice and tax planning. These services may include assistance regarding federal, state and international tax compliance, tax return preparation, tax audits and customs and duties.

The Audit Committee has reviewed KPMG’s provision of services and believes that these services are compatible with maintaining the independence of KPMG. KPMG did not provide any non-audit services for us in 2012.

The Audit Committee has approved KPMG as our independent registered public accounting firm for 2013. Representatives of KPMG will be present at the 2013 Annual Meeting and will have an opportunity, should they so desire, to make a statement. The KPMG representatives will also be available to respond to appropriate questions from stockholders.

POLICY OF AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT
SERVICES PERFORMED BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for pre-approving all audit and non-audit services provided by independent registered public accounting firms. Prior to the engagement of an independent registered public accountant for the next year’s audit, our management will submit to the Audit Committee for approval an itemized list of all audit and non-audit services expected to be rendered during such year and the budgeted fees for such services. The Audit Committee then pre-approves these services according to the categories of service in the Independent Registered Public Accounting Firm Fees for 2012 and 2011 table. When determining whether a service should receive pre-approval, the Audit Committee considers whether such services are consistent with the SEC rules regarding auditor independence. In the event circumstances arise and it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval, the Audit Committee will approve such additional services prior to the commencement of the engagement and provision of such services.

Pursuant to its charter, the Audit Committee may delegate to its Chair the pre-approval authority to address any requests for pre-approval of services between Audit Committee meetings, and such Chair must report any such pre-approval decisions to the committee at its next meeting. Our management and independent registered public accounting firm periodically report to the full Audit Committee (i) the extent of services provided by such accounting firm in accordance with this pre-approval and (ii) the fees for services performed to date.

We did not pay any fees categorized as Audit-Related Fees, Tax Fees or All Other Fees to KPMG during 2012 and 2011. Accordingly, the Audit Committee did not approve any fees during these periods that related to the waiver of pre-approval provisions or the de minimis exception set forth in applicable SEC rules.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the U.S. Securities and Exchange Commission, nor shall this report be subject to Regulation 14A (other than as indicated) or to the liabilities set forth in Section 18 of the Securities Exchange Act of 1934. This report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference or treats it as soliciting material.

The Audit Committee of the Board of Directors is comprised of Drs. Bird and Peetz and Messrs. Jung, Sather and Steinbach. Mr. Jung is the Chair of the Audit Committee. All of the Audit Committee members are qualified independent directors under the audit committee structure and membership requirements of the NASDAQ and SEC rules and regulations. The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the financial reporting process of Werner Enterprises, Inc. (the “Company”). The Audit Committee conducts its oversight activities by exercising the certain responsibilities and powers set forth in its written charter adopted by the Board. A copy of the charter is available on the Company’s website.

The general duties of the Audit Committee include reviewing the Company’s financial information that will be presented to stockholders and filed with the SEC; appointing the independent registered public accounting firm; reviewing services provided by the Company’s independent auditors and internal audit department; and evaluating the Company’s accounting policies and its system of established internal controls. In its oversight of the independent registered public accounting firm, the Audit Committee reviews the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditors are retained to perform non-audit services for the Company.

The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. Rather, the Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the Company’s financial statements, accounting and financial principles, internal control and disclosure control systems and procedures designed to ensure compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing independent quarterly reviews and an independent annual audit of the financial statements and internal control over financial reporting and for expressing an opinion on the conformity of those statements with accounting principles generally accepted in the United States of America (“GAAP”) and an opinion on the effectiveness of the Company’s internal control over financial reporting.

In conjunction with the preparation of the Company’s 2012 audited consolidated financial statements, the Audit Committee met with both management and the independent auditors of the Company to review and discuss significant accounting issues and the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for 2012 prior to the issuance of such financial statements. Management advised the Audit Committee that such financial statements were prepared in accordance with GAAP, and the Audit Committee discussed such financial statements with management and the independent auditors. The Audit Committee’s assessment included a discussion with the Company’s independent auditors regarding matters that are required to be discussed pursuant to (i) Rule 2-07 of SEC Regulation S-X (Communication with Audit Committees) and (ii) Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. I, AU section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and as superseded by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) adopted by the Public Company Accounting Oversight Board.

The Audit Committee also received and reviewed the written disclosures and letter submitted to the committee by the Company’s independent auditors, KPMG LLP. Such written disclosures and letter are required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee and KPMG LLP also discussed KPMG LLP’s independence as the independent auditors of the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2012, for filing with the SEC.
Patrick J. Jung, Chair
Kenneth M. Bird, Ed.D.
Dwaine J. Peetz, Jr., M.D.
Duane K. Sather
Michael L. Steinbach

RECOMMENDATION OF THE BOARD OF DIRECTORS — PROPOSAL 3

We are asking stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for 2013. Although this stockholder ratification is not required by our By-Laws, Audit Committee charter or otherwise, the Board of Directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders do not ratify the appointment of KPMG, then our Audit Committee and Board of Directors will reconsider the appointment. Even if our stockholders ratify the selection of KPMG, the Audit Committee will retain its authority to, in its discretion and at any time during 2013, select a different independent registered public accounting firm or terminate KPMG if the Audit Committee determines that such a change would be in our best interests and those of our stockholders.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013. The Designated Proxy Holders of proxies solicited by the Board in this Proxy Statement will vote the proxies as directed on each proxy, or if no instruction is made, for the ratification of the appointment of KPMG LLP.

TRANSACTIONS WITH RELATED PERSONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Our Governance Committee charter requires the Governance Committee (each member of which is independent under applicable NASDAQ listing standards and SEC rules) to oversee administration of our policies with respect to related person transactions and to review and approve all related person transactions submitted to the Governance Committee when such approval is required under the NASDAQ and SEC rules and regulations. All related person transactions that are required to be disclosed under SEC rules are disclosed in our applicable SEC filings.

For purposes of Item 404 of SEC Regulation S-K, a “related person transaction” is generally any effected or proposed transaction, arrangement or relationship in which:

(i)	The Company was or is to be a participant;

(ii)	The amount involved exceeds or is expected to exceed $120,000; and

(iii)	Any “related person” has an interest.

Under Item 404, “related person” generally means:

•	A director or director nominee of the Company;

•	An executive officer of the Company;

•	A security holder who is known to be the beneficial owner of more than 5% of our common stock;

•
Any “immediate family member” of a director, director nominee, executive officer or beneficial owner of more than 5% of our common stock. “Immediate family members” include spouse, children, parents, siblings, in-laws, stepparents and stepchildren and any other person sharing the related person’s household; or

•
Any firm, corporation or other entity in which any of the foregoing persons (i) is employed by, a director of or a partner or principal in such entity or (ii) has a beneficial ownership interest of 10% or more.

RELATED PERSON TRANSACTIONS

Land Lease Agreement. The Company leases certain land from the Clarence L. Werner Revocable Trust (the “Trust”), a related person. C.L. Werner, Chairman Emeritus of Werner Enterprises, Inc., is the sole trustee of the Trust. On February 8, 2007, the Company entered into a revised Lease Agreement, effective as of May 21, 2002 (the “Lease Agreement”), and a License Agreement (the “License Agreement”) with C.L. Werner in his capacity as trustee. The Lease Agreement and License Agreement were approved by the disinterested members of the Board of Directors at the Board’s February 8, 2007 meeting. The Lease Agreement was originally entered into between the parties on May 21, 2002 with a 10-year lease term commencing June 1, 2002 (the “2002 Lease Agreement”).

The Lease Agreement covers the lease of land comprising approximately 35 acres (referred to as the “Lodge Premises”), with improvements consisting of lodging facilities and a sporting clay range which the Company uses for business meetings and customer and vendor promotion. The 2002 Lease Agreement provided for a non-exclusive license to use for hunting purposes a contiguous portion of farmland comprising approximately 580 acres (referred to as the “Farmland Premises”). These license rights were deleted from the Lease Agreement and incorporated into the License Agreement.

The Lease Agreement’s initial ten-year term expired May 31, 2012. The Lease Agreement gives the Company the option to extend such agreement for two additional five-year periods, through 2017 and 2022, respectively. The Company exercised its option to extend the term of the lease to May 31, 2017. Under the Lease Agreement, the Company also makes annual rental payments of one Dollar ($1.00) per year, and the Company is responsible for the real estate taxes and maintenance costs on the Lodge Premises. These costs totaled approximately $62,000 in 2012. The terms of the Lease Agreement also permit C.L. Werner, in his capacity as landlord, to receive as rent use of the Lodge Premises and Farmland Premises for personal use.

Under the Lease Agreement, at any time during the lease or any extension thereof, the Company has the option to purchase the Lodge Premises from the Trust at its current market value, excluding the value of all leasehold improvements the Company made. The Company also has a right of first refusal to purchase the Lodge Premises, or any part thereof, if the Trust receives an offer from an unrelated third party to purchase the Lodge Premises. The Trust has the option at any time during the lease to demand that the Company exercise its option to purchase the Lodge Premises. If the Company does not elect to purchase the Lodge Premises as demanded by the Trust, then the Company’s option to purchase at any time during the lease is forfeited; however, the Company will retain the right of first refusal with respect to a purchase offer from an unrelated third party. If, at the termination of either of the two five-year renewal periods, the Company has not exercised its option to purchase the Lodge Premises accordingly, the leasehold improvements become the property of the Trust. However, the Company currently intends to exercise its option to purchase the Lodge Premises at its current market value prior to the completion of the lease period, including the two five-year renewal periods. The Company has made leasehold improvements to the Lodge Premises since the inception of the lease agreement in 1994. The cost of these improvements was approximately $6.5 million, and the net book value (cost less accumulated depreciation) at December 31, 2012 was approximately $3.4 million.

The revisions to the Lease Agreement removed the provisions relating to the Farmland Premises (including the option to purchase rights), as of the effective date of the 2002 Lease Agreement, and the Company and the Trust entered into the separate License Agreement defining the Company’s respective rights to the Farmland Premises. Under the License Agreement, the Company and its invitees are granted a non-exclusive right to hunt and fish on the Farmland Premises, for a term of one year, which is automatically renewable unless either party terminates not less than 30 days prior to the end of the current annual term. The Trust agrees to use its best efforts to maintain a controlled shooting area permit on the Farmland Premises while the License Agreement is effective and to maintain the land in a manner to maximize hunting cover for game birds. In consideration of the license to hunt and fish on the Farmland Premises, the Company agrees to pay the Trust an amount equal to the real property taxes and special assessments levied on the land and the cost of all fertilizer and seed used to maintain the hunting cover and crops located on the land. Such costs were approximately $63,000 for 2012.

Family Members of Executive Officers and Directors. The Company employs family members of certain executive officers and directors. Such family members are employed on the same terms and conditions as non-related employees, and their total compensation is commensurate with that of their peers. In 2012, the Company employed six individuals who are considered “related persons” under Item 404 of Regulation S-K of the SEC, and each individual’s total compensation exceeded $120,000. The aggregate total compensation for these six individuals in 2012 was $1,463,165, which includes C.L. Werner’s aggregate total compensation of $384,071 for 2012. These amounts include all elements of compensation received by those individuals, including cash compensation, equity awards, perquisites and other personal benefits and forms of compensation. The Company also employed four other related persons during 2012, none of whom received compensation in excess of $120,000.

Personal Use of Corporate Aircraft. C.L. Werner utilized the Company’s corporate aircraft for non-business purposes during 2012. Mr. Werner reimbursed the Company $137,078 representing the imputed income calculated for income tax purposes in accordance with IRS rules. This amount is higher in 2012 than the aggregate incremental cost associated with the personal flights. The incremental cost is computed using the average hourly variable costs of operating the Company’s aircraft, which primarily consists of fuel and maintenance.

OTHER BUSINESS

We do not know of any business that will be presented for consideration at the 2013 Annual Meeting of Stockholders other than that described in this Proxy Statement. As to other business (if any) that may properly be brought before the meeting, we intend that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.

STOCKHOLDER PROPOSALS

Only stockholders of record as of March 25, 2013, are entitled to bring business before the 2013 Annual Meeting. All stockholder proposals must be in writing and include the following:

(i)	A brief description of the business the stockholder desires to bring before the Annual Meeting;

(ii)	The reason for conducting such proposed business at the Annual Meeting;

(iii)	The name and address of the stockholder proposing such business;

(iv)	The number of shares of our common stock beneficially owned by such stockholder; and

(v)	Any material interest of the stockholder in such business.

To be eligible for inclusion in our 2014 Proxy Materials: Stockholder proposals intended to be presented at our 2014 Annual Meeting of Stockholders must be in writing and be received by the Corporate Secretary at our executive offices on or before December 12, 2013. The inclusion of any such stockholder proposal in our 2014 Proxy Materials will be considered untimely if received after December 12, 2013. Stockholders may submit nominations for directors to be elected at the 2014 Annual Meeting of Stockholders, and such nominations must be contained in a written proposal and delivered to the Corporate Secretary at our executive offices by December 12, 2013. For a description of the process of submitting stockholder nominations for director, refer to the Director Nomination Process section under Corporate Governance in this Proxy Statement.

All written stockholder proposals (whether for the recommendation of director candidates or the proposal of other business) are subject to and must comply with the applicable rules and regulations under the Exchange Act, including Rule 14a-8. Rule 14a-8 provides requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. The address for our Corporate Secretary and executive offices is provided in the Contacting the Corporate Secretary and Executive Offices section of this Proxy Statement.

Regarding proposals not to be included in our 2013 Proxy Materials: Stockholders may present proposals for consideration at the 2013 Annual Meeting of Stockholders that are not intended for inclusion in the 2013 Proxy Materials. These proposals must be received in writing by the Corporate Secretary at our executive offices no later than April 24, 2013 for the 2013 Annual Meeting. Pursuant to our By-Laws, stockholders may make other proposals at the Annual Meeting to be discussed and considered; but unless the Corporate Secretary receives the written proposal at least twenty days before the Annual Meeting, such proposal will be considered untimely and will not be acted upon. Instead, the proposal will be laid over for action at the next stockholder meeting.

STOCKHOLDERS SHARING THE SAME ADDRESS

We have adopted a procedure called “householding” pursuant to SEC rules and regulations. Under this procedure, we will deliver only one copy of this Proxy Statement and our 2012 Annual Report to multiple stockholders who share the same mailing address (if they appear to be members of the same family), unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate Proxies. This procedure reduces our printing and mailing costs and fees.

We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and the 2012 Annual Report to any stockholder at a shared address to which a single copy of either of those documents was delivered. To request a separate copy of this Proxy Statement and/or the 2012 Annual Report, stockholders may write or call our Corporate Secretary at our executive offices. You will not be charged for any requested copies. This Proxy Statement and our 2012 Annual Report are also available on our website.

Householding of proxy materials occurs when you provide us or your broker with a written householding consent. Stockholders who would like to revoke their householding consent and receive a separate copy of our subsequent proxy statements and annual reports to stockholders should contact their broker (if the shares are held in a brokerage account) or our Corporate Secretary (if you hold registered shares). Stockholders who share a mailing address and receive multiple copies of proxy materials but would like to participate in householding and receive a single copy of our proxy materials should contact their broker or our Corporate Secretary.

CONTACTING THE CORPORATE SECRETARY AND EXECUTIVE OFFICES

Our Corporate Secretary is James L. Johnson. The mailing address, telephone numbers and e-mail address for our Corporate Secretary and executive offices are:
Werner Enterprises, Inc.
Attention: Corporate Secretary
Post Office Box 45308
Omaha, Nebraska 68145-0308
Telephone: (402) 895-6640
Toll-Free: (800) 228-2240
E-Mail: invrelations@werner.com

INTERNET WEBSITE AND AVAILABILITY OF MATERIALS

Our Internet website, as referred to in this Proxy Statement, is: http://www.werner.com, under the “Investors” link. This Proxy Statement, the Notice of Annual Meeting of Stockholders and 2012 Annual Report (including our Annual Report on Form 10-K for 2012) are available on our website. Our prior proxy statements, annual reports and SEC filings are also included on the website. You may obtain a copy of these materials, without charge, on our website or by contacting the Corporate Secretary.

By Order of the Board of Directors,

James L. Johnson
Omaha, Nebraska	Executive Vice President, Chief Accounting Officer
April 11, 2013	& Corporate Secretary

APPENDIX A

WERNER ENTERPRISES, INC.
AMENDED AND RESTATED EQUITY PLAN

1. Background and History. Werner Enterprises, Inc. (the "Company") initially adopted the Werner Enterprises, Inc. Stock Option Plan in 1987, such plan being approved by the Company's shareholders on June 9, 1987 at the Company's annual meeting. The stock option plan was amended and restated in 1988, 1994, 2000, and 2004. The plan was last amended and restated in 2007, and renamed the Werner Enterprises, Inc. Equity Plan (the “Plan”). If approved by the Company's shareholders, the Company desires to again amend and restate the equity plan, the terms of which are set forth herein, to add restricted stock units to the types of awards eligible to be granted under the Plan and to list objective performance criteria intended to satisfy the criteria for “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

2. Purpose. The purpose of the Plan is to advance the interests of the Company and its shareholders by attracting and retaining those individuals whose skill and initiative enhance the Company's continued success, growth and profitability. This Plan authorizes the Company to grant nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units (hereinafter defined as "Awards") to employees and non-employee directors. This Plan authorizes the grant of Awards in order to help attract and retain key employees and non-employee directors, by further aligning their financial interests with those of the Company's shareholders and by providing them with participatory rights in the future success and growth of the Company, without necessarily requiring a financial outlay by these individuals to ensure their participation in the Plan benefits.

3. Definitions. The following words shall have the following meaning:

(a)    "Affiliate" of the Company means any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with the Company.

(b)    "Award" means a grant of one or more Options, one or more Stock Appreciation Rights, one of more shares of Restricted Stock, or one or more Restricted Stock Units.

(c)    "Award Agreement" means a written agreement or instrument between the Company and a Participant evidencing an Award.

(d)    "Board" means the Board of Directors of the Company.

(e)    "Cause" means unless otherwise defined in a Participant's employment agreement or change in control severance agreement with the Company, in which case such definition will apply, (i) the material misappropriation of any of the Company's funds or property; (ii) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof; (iii) commission of an act of willful damage, willful misrepresentation, willful dishonesty, or other willful conduct that can reasonably be expected to have a material adverse effect on the business, reputation, or financial situation of the Company; or (iv) gross negligence or willful misconduct in performance of a Participant's duties; provided, however, “cause” shall not exist under clause (iv), above, with respect to an act or failure to act unless (A) the Participant has been provided written notice describing in sufficient detail the acts or failure to act giving rise to the Company's assertion of such gross negligence or misconduct, (B) been provided a reasonable period to remedy any such occurrence and (C) failed to sufficiently remedy the occurrence.

(f)    "Change in Control" means the first to occur of the following events:

(1)    Any Person, other than a Member of the Werner Family, is or becomes the Beneficial Owner (within the meaning set forth in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (not including for this purpose any securities acquired directly from the Company or its Affiliates or held by an employee benefit plan of the Company) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x) of paragraph (3) of this definition; or

(2)    The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)    There is consummated a merger or consolidation of the Company with any other corporation, OTHER THAN (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including for this purpose any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

(4)    The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, (A) a "Change in Control" shall not be deemed to have occurred by virtue of (i) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the Company's assets immediately following such transaction or series of transactions or (ii) the acquisition of shares of Common Stock by the Company such that, by reducing the number of outstanding shares of Common Stock, the proportionate number of shares of Common Stock Beneficially Owned by a Person was increased, and, but for this sentenced resulted in a Change in Control; and (B) unless otherwise provided in the applicable Award Agreement, to the extent necessary to comply with the applicable provisions of Section 409A of the Code, “Change in Control” shall conform to the definition of change in control under Section 409A of the Code, and the Treasury Department or Internal Revenue Service regulations or guidance issued thereunder.

(g)    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(h)    "Company" means Werner Enterprises, Inc., a Nebraska corporation.

(i)    "Committee" means (A) the Board, or (B) one or more committees of the Board to whom the Board has delegated all or part of its authority under this Plan. Initially, the Committee shall be the Compensation Committee of the Board which is delegated all of the Board's authority under this Plan as contemplated by clause (B) in this definition.

(j)    "Common Stock" or "Stock" means the common stock of the Company, par value $.01 per share.

(k)    "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(l)    “Covered Employee(s)” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

(m)    "Effective Date" means May 14, 2013, such date being the date this amended and restated Plan was approved by the Company's shareholders.

(n)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)    "Fair Market Value" means: (i) if the Stock is traded on a national securities exchange, the closing trading price of a share of Stock for composite transactions, as published by The Wall Street Journal for the date in question; or (ii) if the Stock is not traded on a national securities exchange, the value of the Stock determined in good faith by the Committee in its sole discretion.

(p)    "Good Reason" means, without a Participant's written consent and unless otherwise defined in a Participant's employment agreement or change in control severance agreement with the Company (in which case such definition will apply), any of the following:

(1)    Any material and adverse reduction or material and adverse diminution in a Participant's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held, exercised or assigned at any time during the 90-day period immediately preceding the Change in Control;

(2)    Any reduction in a Participant's annual base salary as in effect immediately preceding the Change in Control or as the same may be increased from time to time; or

(3)    A Participant being required by the Company to be based at any office or location that is more than 70 miles from the location where the Participant was employed immediately preceding the Change in Control.

Provided, however, notwithstanding the occurrence of any of the events set forth above in this definition, Good Reason shall not include for the purpose of this definition (1) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant, or (2) any reduction in the Participant's base annual salary or reduction in benefits received by the Participant where such reduction is in connection with a company-wide reduction in salaries or benefits.

(q)    "Member of the Werner Family" means (i) Clarence L. Werner and any other person who shall be a lineal descendant, naturally or by legal adoption, of Clarence L. Werner (each such person being referred to as a "Werner Descendant"), (ii) a spouse of a Werner Descendant, and (iii) a trust, corporation, limited liability company or partnership under the terms of which the principal beneficiaries are Werner Descendants or persons included in clause (i) or (ii). For purposes of the foregoing, a person who is a spouse of a Werner Descendant at the time of the death of such Werner Descendant shall continue to be a Member of the Werner Family following such death only so long as there is living a Werner Descendant who is an issue (naturally or by legal adoption) from the marriage of such person and such deceased Werner Descendant.

(r)    "Option" means a right to purchase Common Stock, granted pursuant to Section 7 of the Plan. All Options granted under the Plan will be nonqualified stock options and not "Incentive Stock Options" under Section 422 of the Code.

(s)    "Option Price" means the purchase price for Common Stock under an Option, as determined in Section 7 below.

(t)    “Performance Award” means any Award granted pursuant to Section 11 of the Plan.

(u)    "Plan" means this Werner Enterprises, Inc. Amended and Restated Equity Plan, as amended from time to time.

(v)    "Participant" means an employee or non-employee director of the Company (or any of its subsidiaries) to whom an Award is granted under the Plan.

(w)    "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

(x) “Performance Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received an Award, that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of a joint venture, Subsidiary, business unit, division, department, business segment, region or function and/or that are related to the performance of the individual Participant. The Performance Objectives may be made relative to the performance of other companies or an index covering multiple companies. The Performance Objectives applicable to any Qualified Performance-Based Award will be based on specified levels of or growth in one or more of the following criteria: earnings per share; revenues; operating income; operating expense ratios; net income; return on stockholders' equity; return on assets; return on invested capital; cost of capital; return on revenues; gross margin; net operating margin; market share; cash flow; total shareholder return; common stock price; market capitalization; price to earnings ratio; financial return ratios; accounts receivable days outstanding; or any variation or combination of the foregoing. Performance Objectives need not be the same in respect for all Participants and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates. Each of the Performance Objectives must be established in writing by the Committee prior to the commencement of the services to which the Performance Objectives relate, but no later than ninety (90) days after the commencement of the service period to which they relate, and while the outcome is substantially uncertain (i.e. before 25% of the Performance Period has elapsed).

In connection with the establishment of Performance Objectives, except as otherwise required under Section 162(m) of the Code, the Committee may exclude the impact on performance of charges for restructuring, acquisitions, divestitures, discontinued operations, extraordinary items, and other unusual or non-recurring items and the cumulative effects of changes in tax law or accounting principles, as such are defined by generally accepted accounting principles or the Securities and Exchange Commission and as identified in the Company's audited financial statements, notes to such financial statements or management's discussion and analysis in the Company's annual report or other filings with the Securities and Exchange Commission; provided, that the Committee commits to make such adjustments consistently with the requirements of Section 162(m) of the Code.

(y) “Performance Period” means, in respect of an Award intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code, a period of time established within which the Performance Objectives relating to such Award is to be achieved.

(z) “Qualified Performance-Based Award” means any Award or portion of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(aa) "Restricted Stock" means Stock granted under Section 9 that is subject to those restrictions set forth therein and the Award Agreement.

(ab) “Restricted Stock Unit” or “RSU” means a right to receive a share of Stock or cash value equal to a share of Stock granted under Section 10 that is subject to those restrictions set forth therein and the Award Agreement.

(ac) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act.

(ad) "Stock Appreciation Right" or "SAR" means a right to receive an amount equal to the appreciation in a share of Stock from the grant date to the exercise date and granted pursuant to Section 8 below.

4. Stock Subject to Plan; Award Limits.

(a)    Number of Shares. Subject to the provisions of Section 15 of the Plan, the maximum number of shares of Common Stock that may be issued under the Plan is 20,000,000 shares. Such shares may be treasury, or authorized but unissued, shares of Common Stock of the Company.

(b)    Award Limitation. Subject to adjustment pursuant to Section 15, Awards covering no more than 500,000 shares in the aggregate may be granted to one person in any one calendar year during the Plan's duration.

(c)    Unused and Forfeited Stock. Any shares of Common Stock that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any shares that are subject to an Award that expires or is terminated for any reason, any shares that relate to Awards that are settled in cash, any shares that are used for full or partial payment of the purchase price of shares with respect to which an Option is exercised and any shares retained by the Company pursuant to Section 20(b) shall automatically become available for use under the Plan.

5. Administration.

(a)    Composition. The Plan shall be administered by the Committee. To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Committee shall consist of two or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Committee shall consist of two or more directors of the Company, all of whom shall qualify as "outside directors" within the meaning of Code Section 162(m).

(b)    Authority. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee is granted the authority to determine the recipients of Awards, the number of shares subject to such Awards, if applicable, the date on which Awards are granted, become exercisable or vested, and any other terms of the Awards consistent with the terms of this Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by a majority of the entire Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

(c)    Delegation. Notwithstanding the general administrative powers discussed above, the Board may, by resolution, expressly delegate to a special committee consisting of two or more directors, who may also be officers of the Company, or to a senior executive officer of the Company, the authority, within specified parameters, to (i) grant employees Awards under the Plan, and (ii) determine the number of such Awards to be received by any such participants; provided, however, that if such delegation of duties and responsibilities is to officers of the Company or to directors who are not "non-employee directors" (within the meaning of Rule 16b-3 under the Exchange Act) and "outside directors" (within the meaning of Code Section 162(m)), such officers or directors may not grant, or otherwise administer, Awards to employees (a) who are subject to Section 16(a) of the Exchange Act at the time of grant, or (b) who, at the time of grant, are anticipated to become during the term of the Award, "covered employees" as defined in Code Section 162(m). The acts of such delegate(s) shall be within limits specifically prescribed by the Board, will be treated hereunder as acts of the Board and such delegate(s) shall report regularly to the Board and the Compensation Committee of the Board regarding the delegated duties and responsibilities and any Awards so granted.

6.    Eligibility. The Committee may grant Awards to any key employee (including an employee who is a director and/or an officer of the Company and its subsidiaries) and any non-employee director. Awards may be granted by the Committee at any time and may include or exclude new or previous Participants as the Committee shall determine. Awards granted need not contain similar provisions.

7.    Stock Options. The Committee may grant one or more Options to a Participant. Each Option will be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the Option is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Option Price. The purchase price of Common Stock under each Option shall be not less than 100 percent of the Fair Market Value of the Common Stock on the date the Option is granted. Except as permitted by the provisions of Section 15 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options, in each case without the approval of the Company's stockholders.

(b)    Time and Method of Payment. The Option Price shall be paid in full at the time an Option is exercised under the Plan through a payment of cash or cashier's check or, if permitted by the Committee, (i) the surrender or attestation of previously acquired Stock, the payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (ii) withholding shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iii) any other method permitted under applicable law. Exercise of an Option without concurrent payment in full of the Option Price shall be invalid and of no effect. Upon the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Common Stock (or an appropriate book entry shall be made) and, as of that date, the Participant shall have all the rights of a shareholder. No adjustment will be made for ordinary dividends or other rights for which the record date is prior to the date the Participant is entitled to the issuance of such Common Stock.

(c)    Number of Shares. Each Option shall state the total number of shares of Common Stock to which it pertains. The number of shares to which a Participant is entitled under an Option shall be reduced by the number of Stock Appreciation Rights (described in Section 8 below) related to the Option that have been previously exercised by the Participant.

(d)    Option Period and Limitations on Exercise of Options. The Committee may in its discretion provide that an Option may become exercisable only after the expiration of a period of time specified in the Option Award Agreement. Except as provided in the Option Award Agreement, Options shall not be exercisable until the expiration of six months from the date the Option is granted, and any Option may be exercised in whole or in part. No Option may be exercised after the expiration of ten years and one day from the date it is granted; provided, that an Award Agreement may provide that the period of time over which an Option (or SAR) may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant's exercise of such Award would violate applicable securities law; provided further, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date and such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws. Unless otherwise noted in the Option Award Agreement, no Option may be exercised for a fractional share of Common Stock.

(e)    Limitations Upon Exercise of Options. If a Participant exercises an Option, the SARs to which the Option relates shall expire. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 15 below shall also be made to any Options held by each Participant.

(f)    No Obligation To Exercise Option. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

8.    Stock Appreciation Rights. The Committee may grant one or more Stock Appreciation Rights at the same time as Participants are awarded Options under the Plan. Such Stock Appreciation Rights shall be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the SAR is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Grant. Each SAR shall relate to a specific Option under the Plan and shall be awarded to a Participant concurrently with the grant of such Option. The number of SARs granted to a Participant may be equal to the number of shares that the Participant is entitled to receive pursuant to the related Option. Except as permitted by the provisions of Section 15 hereof, the Committee shall not have the power to (i) amend the terms of previously granted SARs to reduce the grant price of such SARs, or (ii) cancel such SARs and grant substitute SARs with a lower grant price than the cancelled SARs, in each case without the approval of the Company's stockholders. The number of SARs held by a Participant shall be the number of SARs granted reduced by:

(1)    the number of SARs exercised for Common Stock or cash pursuant to the SARs Award Agreement; or

(2)    the number of shares of Common Stock purchased by such Participant pursuant to the related Option.

(b)    Manner of Exercise. A Participant shall exercise SARs by giving written notice of such exercise to the Company. The date on which such written notice is received by the Company shall be the exercise date for the SARs.

(c)    Appreciation Available. Each SAR shall entitle a Participant to the excess of the Fair Market Value of a share of Common Stock on the exercise date over the Option Price of the related Option.

(d)    Payment of Appreciation. The appreciation available to a Participant from an exercise of one or more SARs may, in the sole discretion of the Committee, be paid to the Participant either in cash or Common Stock. If paid in cash, the amount thereof shall be the amount of appreciation available (see (c) above). If paid in Common Stock, the number of shares that shall be issued pursuant to the exercise of SARs shall be determined by dividing the amount of appreciation by the Fair Market Value of a share of Common Stock on the exercise date of the SAR; provided, however, that no fractional shares shall be issued upon the exercise of SARs and any such fractional share shall be rounded up to a whole share.

(e)    Limitations Upon Exercise of SARs. If a Participant exercises a SAR for cash, the Option to which the SARs relates shall expire. SARs may be exercised only at such times and by such persons as may exercise Options under the Plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 15 below shall also be made to any SARs held by each Participant.

(f)    No Obligation To Exercise SARs. The granting of one or more SARs shall impose no obligation upon the Participant to exercise such SARs

9.    Restricted Stock.    The Committee may grant one or more shares of Restricted Stock in such amounts as the Committee shall determine and subject to the terms and provisions of this Plan. Each Restricted Stock Award will be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the Restricted Stock is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Restrictions. A Participant's right to retain shares of Restricted Stock shall be subject to such a restriction that the Participant continue to perform as an employee or remain a non-employee director for a restriction period specified by the Committee and not less than one year nor more than ten years. The Committee may also require that a Participant's right to retain shares of Restricted Stock is subject to the attainment of specified Performance Objectives pursuant to Section 11. The Committee may, in its sole discretion, require different periods of service or different Performance Objectives with respect to (i) different Participants or (ii) separate, designated portions of the shares that are Restricted Stock.

(b)    Privileges of a Shareholder, Transferability. Unless otherwise provided in the Award Agreement, a Participant shall not have voting, dividend, liquidation and other rights with respect to shares of Restricted Stock. If a Participant is granted in the Award Agreement any voting, dividend, liquidation or other rights on shares of Restricted Stock, such rights (1) shall accrue to the benefit of a Participant only with respect to shares of Restricted Stock held by, or for the benefit of, the Participant on the record date of any such dividend or voting date and (2) subject to the terms of the Award Agreement, any dividends paid on shares of Restricted Stock before such shares become vested may be held in escrow by the Company and subject to the same restrictions on transferability and forfeitability as the underlying shares of Restricted Stock. A Participant's right to sell, encumber or otherwise transfer such Restricted Stock shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 9(b) hereof.

(c)    Enforcement of Restrictions. The Committee may, in its sole discretion, require one or more of the following methods of enforcing the restrictions referred to in Section 9(a) and (b):

(1)    placing a legend on the Stock certificates referring to restrictions;

(2)    requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect;

(3)    requiring that the Stock certificates, duly endorsed, be held in the custody of a third party nominee selected by the Company who will hold such shares of Restricted Stock on behalf of the Participant while the restrictions remain in effect; or

(4)    issue the Stock in book entry in an account in the custody of a third party nominee selected by the Company who will hold such shares of Restricted Stock on behalf of the Participant while the restrictions remain in effect; or

(5)    inserting a provision into the Restricted Stock Award Agreement prohibiting assignment of such Award Agreement until the terms and conditions or restrictions contained therein have been satisfied or released, as applicable.

10.    Restricted Stock Unit. The Committee may grant one or more Restricted Stock Units in such amounts as the Committee shall determine and subject to the terms and provisions of this Plan. Each such grant of Restricted Stock Units will constitute the agreement by the Company to deliver shares of Common Stock or cash to the Participant in the future in consideration of the performance of services. Each Restricted Stock Unit Award will be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the Restricted Stock Unit is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Restrictions. A Participant's right to retain shares of Common Stock or cash value underlying Restricted Stock Units shall be subject to such a restriction that the Participant continue to perform as an employee or remain a non-employee director for a restriction period specified by the Committee and not less than one year nor more than ten years. The Committee may also require that a Participant's right to retain Restricted Stock Units is subject to the attainment of specified Performance Objectives pursuant to Section 11. The Committee may, in its sole discretion, require different periods of service or different Performance Objectives with respect to (i) different Participants or (ii) separate, designated portions of the Restricted Stock Units. Any grant of Restricted Stock Units shall contain terms such that the Award is either exempt from Code Section 409A or complies with such Section.

(b)    Privileges of a Shareholder, Transferability. A Participant shall not have voting, dividend, liquidation and other rights with respect to shares of Common Stock underlying such Restricted Stock Units during the restriction period referred to in Section 10(a). A Participant's right to sell, encumber or otherwise transfer such Restricted Stock Unit shall, in addition to the restrictions otherwise provided for in the Award Agreement, be subject to the limitations of Section 10(b) hereof.

(c) Payment. The payment available to a Participant from the vesting of one or more RSUs may, in the sole discretion of the Committee, be paid to the Participant either in cash or Common Stock. Settlement of RSUs shall occur at such times as set forth in the applicable Award Agreements. If paid in cash, the amount thereof shall be equal to the product of the number of units vesting and the Fair Market Value of a share of Common Stock on the vesting date of the RSU. If paid in Common Stock, the number of Restricted Stock Units vesting will be converted to Common Stock on a one-for-one basis on the vesting date of the RSU.

11.    Performance Awards. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated either in cash or in Common Stock (including but not limited to Restricted Stock and Restricted Stock Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Objectives during such Performance Periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Each Performance Award will be evidenced by a written Award Agreement and entered into by the Company and the Participant to whom the Performance Award is granted, such Award Agreement containing or being subject to the following terms and conditions:

(a)    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the Performance Objectives to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a Performance Period commencing prior to implementation of the amendment.

(b)    Section 162(m). Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Employee should not qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, Performance Awards granted to Covered Employees shall be subject to the terms and provisions of this Section 11(b). To the extent necessary to comply with Section 162

(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) select the Performance Objectives applicable to the Performance Period, (ii) establish the targets and bonus amounts which may be earned for such Performance Period, and (iii) specify the relationship among the Performance Objectives, the targets thereunder and the amounts to be earned by each Covered Employee for such Performance Period. Prior to the payment or settlement of any Performance Award, the Committee shall certify in writing whether the applicable Performance Objectives have been achieved and the amounts, if any, payable to Covered Employees for such Performance Period. In determining the amount earned by a Covered Employee for a given Performance Period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the Performance Period.

(c)    Maximum Payments. With respect to Performance Awards under this Section 11 that are denominated in Common Stock, the aggregate number of shares of Common Stock (including but not limited to Restricted Stock and Restricted Stock Units) that may be granted to any Covered Employee in any year shall not exceed 500,000. With respect to Performance Awards under this Section 11 that are denominated in cash, the maximum amount payable to any Covered Employee for any year is $5,000,000.

(d)    Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Employee under the Plan is intended to be “performance-based compensation” within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Award upon the attainment of the Performance Objectives established by the Committee.

12.    Recoupment. Any Performance Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

13.    Effect of Termination of Employment on Outstanding Awards. The Committee shall determine in each case whether a termination of employment (including a termination due to disability) shall be considered voluntary or involuntary. In addition, the Committee shall determine, subject to applicable law, whether a leave of absence or similar circumstance shall constitute a termination of employment and the date upon which a termination resulting therefrom became effective. Any such determination of the Committee shall be final and conclusive, unless overruled by the entire Board at its next regular or special meeting. Except as otherwise provided by the Committee, the effect of a Participant's termination of employment (including a non-employee director ceasing to be a member of the Board) on outstanding Awards is as follows:

(a)    Employees.

(1)    Involuntary Termination for Cause. If an employee's employment with the Company or a subsidiary thereof is involuntarily terminated by the Company or such subsidiary for Cause, all of the Options, SARs, shares of Restricted Stock, and Restricted Stock Units held by the employee will immediately terminate and be forfeited and his rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Shares or Restricted Stock Units, as the case may be, will immediately terminate.

(2)    Involuntary Termination by Company Other Than for Cause or Voluntary Resignation-Effect on Options and SARs. If the Company involuntarily terminates an employee's employment not for Cause or if an employee's employment with the Company or a subsidiary of the Company is voluntarily terminated by the employee, the employee may exercise his or her Options or SARs that are otherwise exercisable pursuant to this Plan on the date of such termination for up to and including one hundred and eighty (180) days after such termination of his or her employment, but in no event shall any Option or SAR be exercisable more than ten years and one day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such 180 day period if the employee engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

(3)    Voluntary Resignation-Effect on Shares of Restricted Stock and Restricted Stock Units. If an employee's employment with the Company or a subsidiary of the Company is voluntarily terminated by the employee, all unvested shares of Restricted Stock and Restricted Stock Units then held by the employee shall be forfeited and returned to the Company effective as of the date of the employee's termination.

(4)    Death.

(i)    If an employee dies while employed by the Company, or within one hundred and eighty (180) days after having retired or voluntarily terminated his or her employment, and at the time of death had unexercised Options or SARs, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and SARs within one year of the employee's death to the extent that such deceased employee was entitled to exercise the Options and SARs on the date of his death; provided, however, that in no event shall the Options or SARs be exercisable more than ten years and one day from the date they were granted. As a condition to any such exercise, the Committee may require any such executor, administrator, legatee or heir seeking to exercise such Options or SARs to provide evidence satisfactory to the Committee, in its sole discretion, of his or her authority to exercise such Options or SARs on behalf of the employee's estate.

(ii)    If the employee dies while holding shares of Restricted Stock or Restricted Stock Units which have not otherwise been forfeited, all service period restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse, and such shares shall become fully vested and nonforfeitable. For Qualified Performance-Based Awards, the established Performance Objectives will be evaluated for actual performance to date and all service period restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse, and such shares shall become fully vested and nonforfeitable.

(b)    Non-Employee Directors.

(1)    Removal for Misconduct. If a non-employee director is removed from the Board for misconduct (as determined by the Company's shareholders), all of the Options and SARs and all unvested shares of Restricted Stock and Restricted Stock Units held by the non-employee director will immediately terminate and be forfeited and his rights under the Award Agreement to exercise the Options or SARs, or become vested in the Restricted Stock or Restricted Stock Units, as the case may be, will immediately terminate.

(2)    Ceasing to be a Member of the Board Other Than for Misconduct. If a non-employee director ceases to be a member of the Board for any reason other than removal for misconduct as described in the immediately preceding paragraph (including but not limited to voluntary resignation, retirement, not standing for re-election, not being elected for a future term by the Company's shareholders, or death), on the date such non-employee director ceases to be a member of the Board, all of the Options and SARs held by the non-employee director shall immediately vest and become exercisable in full and all restrictions applicable to the shares of Restricted Stock or Restricted Stock Units then held by him or her shall lapse and such shares shall become fully vested and nonforfeitable. The non-employee director may exercise his or her Options or SARs for up to and including one hundred and eighty (180) days after such date that he or she ceases to be a member of the Board, but in no event shall any Option or SAR be exercisable more than ten years and one day from the date it was granted. The Committee has the right to cancel an Option or SAR without notice during such 180 day period if the non-employee director engages in activities contrary, in the opinion of the Committee, to the best interests of the Company. If a non-employee director dies within one hundred and eighty (180) days after ceasing to be a member of the Board and at the time of death had unexercised Options or SARs, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and SARs within one year of the non-employee director's death to the extent that such deceased non-employee director was entitled to exercise the Options and SARs on the date of his death; provided, however, that in no event shall the Options or SARs be exercisable more than ten years and one day from the date they were granted. As a condition to any such exercise, the Committee may require any such executor, administrator, legatee or heir seeking to exercise such Options or SARs to provide evidence satisfactory to the Committee, in its sole discretion, of his or her authority to exercise such Options or SARs on behalf of the non-employee director's estate.

14.    Nonassignability.

(a)    General Rule. Except as provided below in Section 14(b), no Award may be assigned, alienated, pledged, hypothecated, attached or sold or otherwise transferred or encumbered by a Participant except by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company. If the Participant attempts to alienate, assign, pledge, hypothecate or otherwise dispose of Participant's Award, the Board may terminate the Participant's Award by notice to him or her and such Award will thereupon become null and void.

(b)    Permitted Transfers. Pursuant to conditions and procedures established by the Committee from time to time, the Committee may permit Awards to be transferred to, exercised by and paid to certain persons or entities related to a Participant, including members of the Participant's immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's immediate family and/or charitable institutions (a "Permitted Transferee"). In the case of new Awards, at the request of the Participant, the Committee may permit the naming of the related person or entity as the Award recipient. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

15.    Adjustments in Authorized Shares.

(a)    Without limiting the Committee's discretion as provided in Section 15 hereof, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares, then the Committee shall, in an equitable and proportionate manner as deemed appropriate by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. If any adjustment or substitution provided for in this Section 15 shall result in the creation of a fractional share under any Award, such fractional share shall be rounded up to a whole share and no fractional share shall be issued.

16.    Reorganization, Change in Control or Liquidation.

(a)    Except as otherwise provided in an Award Agreement or other agreement approved by the Committee to which any Participant is a party, in the event that, within the period commencing on a Change in Control and ending on the second anniversary of the Change in Control, and except as the Committee may expressly provide otherwise prior to a Change in Control, a Participant's employment with the Company or one of its affiliates is terminated other than for Cause, or the Participant voluntarily resigns for Good Reason, then (i) all Options and SARs then outstanding shall become fully exercisable, and (ii) all restrictions (other than restrictions imposed by law), Performance Objectives and conditions on all Restricted Stock and Restricted Stock Unit Awards then outstanding shall be deemed satisfied as of the date of the Participant's termination of employment.

(b)    In addition to the foregoing, in the event the Company undergoes a Change in Control or in the event of a corporate merger or consolidation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or change of outstanding shares of Common Stock), major acquisition of property (or stock), separation, reorganization or liquidation in which the Company is a party and in which a Change in Control does not occur, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to take any one or more of the following actions:

(1)    Without reducing the underlying economic value of any Award, amend the procedures and conditions for the exercise or settlement of any outstanding Awards granted hereunder;

(2)    Provide for the purchase by the Company of any Award, upon the Participant's request, for, with respect to an Option or SAR, an amount of cash equal to the positive amount, if any, that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable, or, in the case of Restricted Stock or Restricted Stock Unit, the Fair Market Value of such shares of Stock;

(3)    Provide that Options or SARs granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Options or SARs will expire;

(4)    Make such adjustment to any Award that is outstanding as the Committee or Board deems appropriate to reflect such Change in Control or corporate event; or

(5)    Cause any Award then outstanding to be assumed, or new rights of equivalent economic value substituted therefore, by the acquiring or surviving corporation;

(6)    In accordance with Section 409A, to the extent applicable, provide that (i) any outstanding Performance Awards relating to Performance Periods ending prior to the Change in Control or other event which have been earned but not paid shall become immediately payable, (ii) all then-in-progress Performance Periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the Performance Period in question, or (B) at the Committee's discretion, the Committee shall determine the extent to which Performance Objectives have been met with respect to each such Performance Award, if at all, or (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Common Stock or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable.

Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants, and shall in all events comply with any applicable requirements under Section 409A of the Code. Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change in Control.

17. Termination and Amendment. The Board, by resolution, may terminate the Plan with respect to any Awards that have not been granted. The Board or Committee may, at any time, amend or modify the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, to comply with the requirements for listing on any exchange where the Stock is listed, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable. Notwithstanding any other provision of the Plan to the contrary (but subject to a Participant's employment being terminated for Cause), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant of such Award.

18.    Agreement and Representation of Employees. As a condition to the receipt of any shares of Stock under the Plan, the Company may require the person receiving such shares to represent and warrant that the shares of Common Stock are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.

19.    Reservation of Shares of Common Stock. The Company, during the term of the Plan, will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by legal counsel for the Company for the lawful issuance and sale of its Common Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Common Stock as to which the requisite authority has not been obtained.

20.    Withholding.

(a)    Withholding Requirement. The Company's obligations to deliver shares upon the exercise of an Option, or upon the vesting of any other Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

(b)    Withholding with Stock. The Committee may, in its sole discretion, permit a Participant to pay all minimum required amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from the shares of Common Stock otherwise issuable to the Participant, shares of Common Stock having a value not to exceed the minimum amount required to be withheld under federal, state or local law or such lesser amount as may be elected by the Participant. The Committee may require that any shares transferred to the Company have been held or owned by the Participant for a minimum period of time. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date”), as determined by the Committee. Any such elections by Participant to have shares withheld for this purpose will be subject to the following restrictions:

(1)    All elections must be made prior to the Tax Date;

(2)    All elections shall be irrevocable; and

(3)    If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

21.    Effective Date of Plan. The Plan was originally effective as of June 9, 1987 and this most recent amendment and restatement, if approved by the Company's shareholders, will be effective May 14, 2013.

22.    Code Section 409A. This Plan is intended to meet or to be exempt from the requirements of Section 409A of the Code, and shall be administered, construed and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Section 409A of the Code or, if applicable, an exemption from the requirements of that Section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan) to comply with Section 409A of the Code or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

23.    Termination Date of Plan. This Plan shall terminate and expire on the tenth anniversary of the Effective Date unless terminated prior thereto by action of the Board of Directors. No Award shall be granted pursuant to this Plan after such termination. Termination of this Plan shall not affect any Award granted during the term of this Plan.

WERNER ENTERPRISES, INC.
Post Office Box 45308
Omaha, Nebraska 68145-0308

PROXY

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held Tuesday, May 14, 2013. The undersigned stockholder hereby acts by proxy and appoints each of Clarence L. Werner and Gary L. Werner to act as duly authorized attorneys-in-fact and proxies (collectively, the “Designated Proxy Holders”), with full power of substitution, to represent and vote, as the undersigned stockholder directs herein, all shares of common stock of Werner Enterprises, Inc., that such stockholder is entitled to vote as of March 25, 2013 at the Annual Meeting of Stockholders to be held on Tuesday, May 14, 2013 (including any adjournments or postponements thereof), and to vote all such shares on any other business that properly comes before such meeting.
The proposals to be voted on in this Proxy are not related to, and are not conditioned upon, the approval of other matters. The Board of Directors of Werner Enterprises, Inc. submits and recommends a vote “for all” for the first and “for” for the second and third of the following three proposals:

1.
PROPOSAL 1 – Election of directors. Check only one box. To withhold authority to vote for any individual nominee(s), check “For All Except” and write the number(s) of the nominee(s) on the line below the box. (Board of Directors recommendation: FOR ALL)

	For All	Withhold All	For All Except
Nominees:	☐	☐	☐
1. Kenneth M. Bird, Ed.D. – Class I
2. Dwaine J. Peetz, Jr., M.D. – Class I

2.
PROPOSAL 2 – To approve the Company's amended and restated equity plan, including the material terms of the performance goals under such plan. Check only one box. (Board of Directors recommendation: FOR)

For	Against	Abstain
☐	☐	☐

3.
PROPOSAL 3 – To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Werner Enterprises, Inc. for the year ending December 31, 2013. Check only one box. (Board of Directors recommendation: FOR)

For	Against	Abstain
☐	☐	☐
This Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no instruction is given with respect to a proposal, this Proxy will be voted in accordance with the recommendation of the Board of Directors, which is: “FOR ALL” for Proposal 1, "FOR" Proposal 2 and “FOR” Proposal 3.
Please date, sign and print your name.*

IF HELD JOINTLY:

Signature	Date	Signature	Date

Printed Name		Printed Name
*When shares are held by joint tenants, both individuals should sign this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, provide your full title. If the stockholder is a corporation or partnership, provide the full corporate or partnership name by the name of the authorized officer or person completing this Proxy.
Please mark, sign, date and promptly return this Proxy using the enclosed postage-paid return envelope.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2013: The Proxy Statement and 2012 Annual Report of Werner Enterprises, Inc. are available, without charge, at http://www.werner.com under the “Investors” link or by contacting the Corporate Secretary by toll free telephone at (800) 228-2240 or by e-mail at invrelations@werner.com.